$300,000,000


REVOLVING CREDIT FACILITY

Dated as of July 24, 1997

Among

NORDSTROM CREDIT, INC.

as Borrower,


THE FINANCIAL INSTITUTIONS NAMED HEREIN

as Lenders,

BANK OF AMERICA NATIONAL TRUST AND SAVINGS
ASSOCIATION

and

MORGAN GUARANTY TRUST COMPANY OF NEW YORK,

as Managing Agents,

and

NATIONSBANK OF TEXAS, N.A.

as Agent

                       TABLE OF CONTENTS
                                                                    Page


ARTICLE 1.  DEFINITIONS AND RELATED MATTERS                            1
Section 1.1  Definitions                                               1
Section 1.2  Related Matters                                          13

ARTICLE 2.  AMOUNTS AND TERMS OF THE CREDIT FACILITIES                15
Section 2.1  Revolving Loan                                           15
Section 2.2  Bid Loans                                                17
Section 2.3  Use of Proceeds                                          19
Section 2.4  Interest; Interest Periods; Conversion/Continuation      19
Section 2.5  Notes, Etc.                                              21
Section 2.6  Fees                                                     22
Section 2.7  Termination, Reduction and Extension of Revolving
Commitments                                                           22
Section 2.8  Repayments and Prepayments                               22
Section 2.9  Manner of Payment                                        23
Section 2.10 Pro Rata Treatment; Application of Payments              24
Section 2.11 Mandatory Suspension and Conversion of Euro-Dollar
Rate Loans                                                            25
Section 2.12 Regulatory Changes                                       25
Section 2.13 Compensation for Funding Losses                          26
Section 2.14 Certificates Regarding Yield Protection, Etc.            27
Section 2.15 Applicable Lending Office; Discretion of Lenders as to
Manner of Funding                                                     27

ARTICLE 3 CONDITIONS TO LOANS                                         27
Section 3.1  Closing Conditions                                       27
Section 3.2  Conditions Precedent to Loans                            28

ARTICLE 4 REPRESENTATIONS AND WARRANTIES                              29
Section 4.1  Organization, Powers and Good Standing                   29
Section 4.2  Authorization, Binding Effect, No Conflict, Etc.         29
Section 4.3  Financial Information                                    30
Section 4.4  No Material Adverse Changes                              31
Section 4.5  Litigation                                               31
Section 4.6  Agreements; Applicable Law                               31
Section 4.7  Taxes                                                    31
Section 4.8  Governmental Regulation                                  31
Section 4.9  Margin Regulations                                       32
Section 4.10 Employee Benefit Plans                                   32
Section 4.11 Disclosure                                               32
Section 4.12 Solvency                                                 32


                                   i

                                                                    Page
ARTICLE 5 AFFIRMATIVE COVENANTS OF THE BORROWER                       32
Section 5.1  Financial Statements and Other Reports                   33
Section 5.2  Records and Inspection                                   35
Section 5.3  Corporate Existence, Etc.                                35
Section 5.4  Payment of Taxes and Claims                              35
Section 5.5  Maintenance of Properties                                35
Section 5.6  Maintenance of Insurance                                 35
Section 5.7  Conduct of Business; Compliance with Law                 35
Section 5.8  Further Assurances                                       36
Section 5.9  Future Information                                       36
Section 5.10 Subordination of Intercompany Debt                       36

ARTICLE 6 NEGATIVE COVENANTS OF THE BORROWER                          36
Section 6.1  Liens                                                    36
Section 6.2  Restricted Payments                                      38
Section 6.3                                                           38
Financial Covenants                                                   38
Section 6.4  Restriction on Fundamental Changes                       39
Section 6.5  Asset Dispositions                                       39
Section 6.6  Transactions with Affiliates                             39
Section 6.7  Amendments of Investment Agreement                       39

ARTICLE 7 EVENTS OF DEFAULT, ETC.                                     40
Section 7.1  Events of Default                                        40
Section 7.2  Remedies                                                 42

ARTICLE 8 THE AGENT AND THE LENDERS                                   42
Section 8.1  Authorization and Action                                 42
Section 8.2  Exculpation; Agent's Reliance, Etc.                      44
Section 8.3  Agent and Affiliates                                     44
Section 8.4  Lender Credit Decision                                   44
Section 8.5  Indemnification                                          45
Section 8.6  Successor Agent                                          45
Section 8.7  Excess Payments                                          45
Section 8.8  Lender Parties                                           46
Section 8.9  Payments; Availability of Funds; Certain Notices         46
Section 8.10 Obligations of Lender Parties Several; Enforcement by
the Agent                                                             47
Section 8.11 Managing Agents                                          47

ARTICLE 9 MISCELLANEOUS                                               47
Section 9.1  Expenses                                                 47



                                   ii

                                                                    Page
Section 9.2  Indemnity                                                47
Section 9.3  Waivers; Modifications in Writing                        48
Section 9.4  Cumulative Remedies; Failure or Delay                    49
Section 9.5  Notices, Etc.                                            49
Section 9.6  Successors and Assigns; Designations                     49
Section 9.7  Choice of Forum                                          51
Section 9.8  Set Off                                                  52
Section 9.9  Changes in Accounting Principles                         52
Section 9.10 Survival of Agreements, Representations and Warranties   52
Section 9.11 Execution in Counterparts                                53
Section 9.12 Complete Agreement                                       53
Section 9.13 Limitation of Liability                                  53
Section 9.14 WAIVER OF TRIAL BY JURY                                  53




EXHIBITS

Exhibit A-1                Form of Revolving Loan Note
Exhibit A-3                Form of Bid Loan Note
Exhibit B                  Form of Designation Agreement
Exhibit E-1                Form of Notice of Borrowing
Exhibit E-3                Form of Notice of Conversion/Continuation
Exhibit E-4                Form of Bid Loan Quote Request
Exhibit E-5                Form of Bid Loan Quote
Exhibit E-7                Form of Notice of Responsible Officers
Exhibit F-1                Form of Secretary's Certificate
Exhibit F-3                Form of Closing Officer's Certificate
Exhibit F-6                Form of Compliance Certificate
Exhibit G                  Form of Opinion of Borrower's Counsel
Exhibit H                  Form of Assignment and Acceptance

SCHEDULES

Schedule 1.1A              Revolving Commitments
Schedule 1.1B              Lender Information
Schedule 1.1D              Existing Liens
Schedule 3.1.2.            Closing Documents
Schedule 4.1.              Organization of Borrower and Subsidiaries
Schedule 4.5.              Material Litigation
Schedule 9.5.              Borrower Information

                        CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of July 24, 1997 (as amended, supplemented or otherwise modified from time to time, the "Agreement"), by and among NORDSTROM CREDIT, INC., a Colorado corporation (the "Borrower"), the banks and other financial institutions that either now or in the future are parties hereto (collectively the "Lenders" and each individually a "Lender"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Managing Agents (the "Managing Agents"), and NATIONSBANK OF TEXAS, N.A. (the "Agent Bank"), as agent and representative for the Lenders (in such capacity the Agent Bank and any successor in such capacity is referred to herein as the "Agent"). The Lenders, the Agent and the Managing Agents are collectively referred to herein as the "Lender Parties" and each individually as a "Lender Party".

ARTICLE 1.

DEFINITIONS AND RELATED MATTERS

Section 1.1 Definitions. The following terms with initial capital letters have the following meanings:

"Absolute Rate" is defined in Section 2.2.2.3.

"Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. The term "control" means the possession, directly or indirectly, of the power, whether or not exercised, to direct or cause the direction of the management or policies of a Person, whether through the ownership of Capital Stock by contract or otherwise, and the terms "controlled" and "common control" have correlative meanings. Unless otherwise indicated, "Affiliate" refers to an Affiliate of the Borrower. Notwithstanding the foregoing, in no event shall any Lender Party or any Affiliate of any Lender Party be deemed to be an Affiliate of the Borrower.

"Agent" is defined in the Preamble.

"Agent Bank" is defined in the Preamble.

"Agent's Account" means the account of the Agent identified as such on
Schedule 1.1.B, or such other account as the Agent may hereafter designate by notice to the Borrower and each Lender Party.

"Agent's Office" means the office of the Agent identified as such on Schedule 1.1.B, or such other office as the Agent may hereafter designate by notice to the Borrower and each Lender Party.

"Agreement" is defined in the Preamble and includes all Schedules and Exhibits.

"Applicable Law" means all applicable provisions of all (i) constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, judgments, awards and decrees of any Governmental Authority.

"Applicable Lending Office" means, with respect to any Lender, (i) in the case of any payment with respect to Euro-Dollar Rate Loans, the Lender's Euro-Dollar Lending Office, and (ii) in the case of any payment with respect to Base Rate Loans or Bid Loans or any other payment under the Loan Documents, the Lender's Domestic Lending Office.

"Applicable Margin" means, at any time, with respect to the Facility Fee, Euro-Dollar Rate Loans and Base Rate Loans, as applicable, the basis points (1/100%) per annum in respect of the Facility Fee, Euro-Dollar Rate Loans or Base Rate Loans, as applicable, set forth in the table below for the Level then in effect (as described below):


              Level I   Level II   Level III   Level IV   Level V   Level VI
Facility Fee     5.50     6.25        6.50        7.50       8.50     12.50

Euro-Dollar
Rate Loans      12.00    12.75       13.50       15.00      16.50     17.50

Base Rate
Loans              0       0           0           0          0          0

For purposes of the foregoing table, except as provided below:

"Level I" exists at any date if, on such date, the Borrower's long-term debt is rated AA- or higher by S&P or Aa3 or higher by Moody's.

"Level II" exists at any date if, on such date, (i) the Borrower's long-term debt is rated A+ by S&P or A1 by Moody's and (ii) Level I does not exist at such date.

"Level III" exists at any date if, on such date, (i) the Borrower's long-term debt is rated A by S&P or A2 by Moody's and (ii) neither Level I nor Level II exists at such date.

"Level IV" exists at any date if, on such date, (i) the Borrower's long-term debt is rated A- by S&P or A3 by Moody's and (ii) none of Level I, Level II and Level III exists at such date.


                                   2

"Level V" exists at any date if, on such date, (i) the Borrower's long-term debt is rated BBB+ by S&P or Baa1 by Moody's and (ii) none of Level I, Level II, Level III and Level IV exists at such date.

"Level VI" exists at any date if, on such date, (i) the Borrower's long-term debt is rated BBB or lower by S&P or Baa2 or lower by Moody's or is rated by neither S&P nor Moody's and (ii) none of Level I, Level II, Level III, Level IV and Level V exists at such date.

The credit ratings to be utilized for purposes of determining a Level hereunder are those assigned to the senior unsecured long-term debt of the Borrower without third-party credit enhancement, and any rating assigned to any other Debt of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.

"Assignment and Assumption" is defined in Section 9.6.2.

"Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C.
Section 101 et seq.), as amended from time to time.

"Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of: (a) the rate of interest announced publicly by the Agent Bank from time to time as the Agent Bank's prime rate; and (b) 1/2 of one percent per annum above the Federal Funds Rate.

"Base Rate Loan" means a Revolving Loan, or portion thereof, that bears interest by reference to the Base Rate.

"Bid Loan" is defined in Section 2.2.1.

"Bid Loan Borrowing" is defined in Section 2.2.1.

"Bid Loan Note" means a Bid Loan Note of the Borrower, in substantially the form of Exhibit A-3, payable to a Lender, evidencing the obligation of the Borrower to repay the Bid Loans made by the Lender, and includes any Note issued in exchange or substitution therefor.

"Bid Loan Quote" is defined in Section 2.2.2.2.

"Bid Loan Quote Request" is defined in Section 2.2.2.1.

"Borrower" is defined in the Preamble.

"Borrower Account" means the account of the Borrower identified as such on
Schedule 9.5., or such other account as the Borrower may hereafter designate by notice to the Agent, with the prior consent of the Agent (such consent not to be withheld or delayed so long as the designation of such account would not prevent the Agent from satisfying its obligations hereunder in a timely manner).

"Borrowing" means a contemporaneous borrowing of Loans of the same Type.

"Business Day" means any day that (i) is not a Saturday, Sunday or other day on which banks in Denver, Colorado, Los Angeles, California or Dallas, Texas, are authorized or obligated to close and (ii) if the applicable Business Day relates to any Euro-Dollar Rate Loans, is a Euro-Dollar Business Day.

"Capital Stock" means, with respect to any Person, all (i) shares, interests, participations or other equivalents (howsoever designated) of capital stock and other equity interests of such Person and (ii) rights (other than debt securities convertible into capital stock or other equity interests), warrants or options to acquire any such capital stock or other equity interests.

"Capitalized Leases" means, as to any Person, all leases of such Person of real or personal property that are required to be capitalized on the balance sheet of such Persons. The amount of any Capitalized Lease shall be the capitalized amount thereof.

"Closing Date" means July 31, 1997 or such earlier date on which all conditions set forth in Section 3.1. have been satisfied.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Compliance Certificate" is defined in Section 5.1.5.

"Contingent Obligation" means, as to any Person, any obligation, direct or indirect, contingent or otherwise, of such Person (i) with respect to any Debt or other obligation of another Person, including any direct or indirect guarantee of such Debt (other than any endorsement for collection in the ordinary course of business) or any other direct or indirect obligation, by agreement or otherwise, to purchase or repurchase any such Debt or obligation or any security therefor, or to provide funds for the payment or discharge of any such Debt or obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to provide funds to maintain the financial condition of any other Person, or (iii) otherwise to assure or hold harmless the holders of Debt or other obligations of another Person against loss in respect thereof. The amount of any Contingent Obligation under clause (i) or (ii) shall be the greater of (a) the amount of the Debt or obligation guaranteed or otherwise supported thereby, or (b) the maximum amount guarantied or supported by the Contingent Obligation. The term "Contingent Obligation," as used (a) with respect to the Borrower, shall not include any obligation of the Borrower to purchase or repurchase from or indemnify the seller with respect to accounts receivable purchased by the Borrower in the ordinary course of its business (but any such obligation shall be excluded only to the extent that such obligation is not for the benefit, directly or indirectly, of any Person that is not a wholly owned Subsidiary

(direct or indirect) of Nordstrom); and (b) with respect to Nordstrom, shall not include the obligations of Nordstrom under the Investment Agreement or any other obligation which Nordstrom does or may have to sell to, repurchase from or indemnify the purchaser with respect to accounts discounted or sold by Nordstrom in the ordinary course of its business (but any such other obligation shall be excluded only to the extent that such other obligation is not for the benefit, directly or indirectly, of any Person that is not a wholly owned Subsidiary (direct or indirect) of Nordstrom).

"Contractual Obligation" means, as applied to any Person, any provision of any security issued by that Person or of any indenture, agreement or other instrument to which that Person is a party or by which it or any of the properties owned or leased by it is bound or otherwise subject.

"Controlled Group" means all members of a controlled group of corporations and all trades or businesses (irrespective of whether incorporated) that, together with the Borrower or any Subsidiary, are or were treated as a single employer under Section 414 of the Code.

"Debt" means, with respect to any Person, the aggregate amount of, without duplication: (i) all obligations for borrowed money; (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations to pay the deferred purchase price of property or services, except trade accounts payable not overdue arising in the ordinary course of business;
(iv) all Capitalized Leases; (v) all obligations of others secured by a Lien on any asset owned by such Person or Persons whether or not such obligation or liability is assumed; (vi) all obligations of such Person or Persons, contingent or otherwise, in respect of any letters of credit or bankers' acceptances; and (vii) all Contingent Obligations.

"Default" means any condition or event that, with the giving of notice or lapse of time or both, would, unless cured or waived, become an Event of Default.

"Designated Bidder" means (a) a bank or other financial institution or (b) a special purpose corporation that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and that issues (or the parent of which issues) commercial paper rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P that, in the case of either clause (a) or (b), (i) is organized under the laws of the United States or any State thereof, (ii) shall have become a party hereto pursuant to Section 9.6 and (iii) is not otherwise a Lender.

"Designation Agreement" means a designation agreement entered into by a Lender (other than a Designated Bidder) and a Designated Bidder, and accepted by the Agent, in substantially the form of Exhibit B hereto.

"Dollars" and "$" means lawful money of the United States of America.

"Domestic Lending Office" means the office, branch or Affiliate of any Lender identified on Schedule 1.1.B as its Domestic Lending Office or such other office, branch or Affiliate as the Lender may hereafter designate as its Domestic Lending Office for one or more Types of Loans by notice to the Borrower and the Agent.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

"ERISA Event" means (i) (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC (provided that a reportable event arising from the disqualification of a Plan or the distress termination of a Plan under ERISA Section 4041(c) shall be deemed to be an ERISA Event without regard to the waiver of notice provided by the PBGC by regulation or otherwise), or (b) the requirements of subsection
(1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9),
(10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (ii) an application is filed with the Internal Revenue Service for a minimum funding waiver under Section 412 of the Internal Revenue Code with respect to a Plan;
(iii) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (iv) the cessation of operations at a facility of the Borrower or any member of the Controlled Group in the circumstances described in Section 4062(e) of ERISA; (v) the withdrawal by the Borrower or any member of the Controlled Group from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (vi) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (vii) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (viii) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

"Euro-Dollar Business Day" means any Business Day on which commercial banks are open for international business (including dealings in interbank Dollar deposits) in London, England.

"Euro-Dollar Lending Office" means the office, branch or Affiliate of any Lender identified on Schedule 1.1.B as its Euro-Dollar Lending Office or such other office, branch or Affiliate as the Lender may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.


"Euro-Dollar Rate" means, for any Euro-Dollar Rate Loan for any Interest Period therefor, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at all times equal to the rate per annum obtained by dividing (a) the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period by (b) a percentage equal to 100% minus the Euro-Dollar Rate Reserve Requirement in effect from time to time. If for any reason the rate described in the foregoing clause (a) is not available at the time of determination of the Euro-Dollar Rate for any Euro-Dollar Rate Loans for any Interest Period, the term "Euro-Dollar Rate" shall mean, for any such Euro-Dollar Rate Loans for any such Interest Period therefor, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at all times equal to the rate per annum obtained by dividing (i) the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period (provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates) by (ii) a percentage equal to 100% minus the Euro-Dollar Rate Reserve Requirement in effect from time to time. The Euro-Dollar Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Requirement.

"Euro-Dollar Rate Loan" means a Revolving Loan, or portion thereof, that bears interest at a rate determined by reference to a Euro-Dollar Rate (and as to which a single Interest Period is applicable).

"Euro-Dollar Reserve Requirement" means, with respect to any Euro-Dollar Rate Loan and at any time of determination, the maximum rate at which reserves (including any marginal, supplemental, special or emergency reserve) are required to be maintained at such time under Regulation D (or any successor statute) by member banks of the Federal Reserve System in New York City with deposits exceeding $5 billion against "Euro-Currency Liabilities," as that term is used in Regulation D (or any successor statute) (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Euro-Dollar Rate Loans is determined or any category of extensions of credit or other assets that includes loans by a non-United States office of any bank to United States residents).

"Event of Default" means any of the events specified in Section 7.1.

"Excluded Tax" means, with respect to any payment to any Lender Party, (i) any taxes imposed on or measured by the overall net income (including a franchise tax based on net income) of such Lender Party by the United States of America or any political subdivision or taxing authority thereof or therein, and (ii) any taxes imposed on or measured by the overall net income (including a franchise tax based on net income) of such Lender Party or its Agent's Office or Applicable Lending Office in respect of which the payment is made, by the jurisdiction in which it is incorporated, maintains its principal executive office or in which such Agent's Office or Applicable Lending Office is located.

"Existing Credit Agreement" means that certain Credit Agreement dated June 23, 1995 by and among the Borrower, the Lenders and Co-Agents listed therein and

Wells Fargo Bank (as successor to First Interstate Bank of Denver, N.A.) as Agent, as amended, supplemented or otherwise modified to the date hereof.

"Existing Liens" means the Liens described on Schedule 1.1.D.

"FDIC" means the Federal Deposit Insurance Corporation or any successor.

"Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day that is a Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent Bank on such day on such transactions as determined by the Agent Bank.

"Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

"Fee Letter" means that certain letter dated May 15, 1997 between the Borrower and the Agent regarding certain fees relating to this Agreement.

"Fees" means, collectively, the fees described or referenced in Section 2.6.

"Fiscal Year" means the fiscal year of the Borrower, which shall be the 12 month-period ending on January 31 in each year or such other period as the Borrower may designate and the Agent may approve in writing. "Fiscal Quarter" or "fiscal quarter" means any quarter of a Fiscal Year.

"Funding Date" means any date on which a Loan is (or is requested to be) made.

"GAAP" means generally accepted accounting principles as in effect in the United States of America (as such principles are in effect on the date hereof).

"Governmental Approval" means an authorization, consent, approval, permit or license issued by, or a registration or filing with, any Governmental Authority.

"Governmental Authority" means any nation and any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any tribunal or arbitrator of competent jurisdiction.

"Indemnified Liabilities" is defined in Section 9.2.1.

"Interest Period" means, subject to the next sentence:

(i) with respect to each Euro-Dollar Rate Loan, the period commencing on the date specified in the related Notice of Borrowing or Notice of Conversion/Continuation (or telephonic notice in lieu thereof) and ending (subject to availability to all Lenders) one, two, three or six months thereafter, as the Borrower may elect, as applicable; and

(ii) with respect to any Bid Loan, the period commencing on the Funding Date specified in the related Bid Loan Quote Request and ending on any Business Day not less than seven and not more than 30 days thereafter, as the Borrower may request as provided in Section 2.2.2.1.

Notwithstanding the foregoing: (a) if a Euro-Dollar Rate Loan is continued, the Interest Period applicable to the continued Loan shall commence on the day on which the Interest Period applicable to such Euro-Dollar Rate Loan ends;
(b) any Interest Period applicable to a Euro-Dollar Rate Loan (i) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless such succeeding Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day or (ii) that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month; and (c) no Interest Period shall end after the Maturity Date.

"Investment Agreement" means the Investment Agreement, dated as of October 8, 1984, between Nordstrom and the Borrower, as amended from time to time.

"Lender" is defined in the Preamble and, except when used in reference to a Revolving Loan, a Revolving Borrowing, a Revolving Loan Note, a Revolving Commitment or a related term, shall include each Designated Bidder. For purposes of the Sections referred to in (and subject to) the last sentence of
Section 9.6.3., "Lender" includes a holder of a Participation.

"Lender Party" is defined in the Preamble. For purposes of the Sections referred to in (and subject to) the last sentence of Section 9.6.3., "Lender Party" includes a holder of a Participation.

"Lien" means any lien, mortgage, pledge, security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof) and any agreement to give any lien, mortgage, pledge, security interest, charge, or other encumbrance of any kind.

"Loan" means a Base Rate Loan, Euro-Dollar Rate Loan or Bid Loan, each of which constitutes a "Type" of Loan.

"Loan Documents" means, collectively, this Agreement, the Notes, and any other agreement, instrument or other writing executed or delivered by the Borrower in connection herewith, and all amendments, exhibits and schedules to any of the foregoing.

"Managing Agent" is defined in the Preamble.

"Margin Regulations" means Regulations G, T, U and X of the Federal Reserve Board, as amended from time to time.

"Margin Stock" means "margin stock" as defined in the Margin Regulations.

"Material Adverse Effect" or "Material Adverse Change" means (i) a material adverse effect on or (ii) a material adverse change in, as the case may be, any one or more of the following: (A) the business, assets, results of operations or financial condition of the Borrower and its Subsidiaries taken as a whole or (B) the ability of the Borrower to perform its obligations under any Loan Document to which it is a party or (C) the actual material rights and remedies of any Lender Party under any Loan Document. For purposes of Section
4.5. only, any claims, liabilities, payments or other amounts in excess of $10,000,000 in the aggregate shall be "material" and constitute a "Material Adverse Effect."

"Maturity Date" means July 23, 2002.

"Moody's" means Moody's Investors Service, Inc. and any successor.

"Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA.

"Nordstrom" means Nordstrom, Inc., a Washington corporation, and any successor.

"Nordstrom Credit Agreement" means that certain Revolving Credit Agreement dated as of the date hereof by and among Nordstrom, the financial institutions party thereto as Lenders thereunder and NationsBank of Texas, N.A., as Agent for such Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

"Note" means a Revolving Loan Note or Bid Loan Note.


"Notice of Borrowing" is defined in Section 2.1.3.

"Notice of Conversion/Continuation" is defined in Section 2.4.2.2.

"Notice of Responsible Officer" is defined in Section 2.1.3.3.

"Obligations" means all present and future obligations and liabilities of the Borrower of every type and description arising under or in connection with the

Loan Documents due or to become due to the Lender Parties or any Person entitled to indemnification, or any of their respective successors, transferees or assigns, whether for principal, interest, Fees, expenses, indemnities or other amounts (including attorneys' fees and expenses) and whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, and whether now or hereafter existing, renewed or restructured.

"Participation" is defined in Section 9.6.3.

"PBGC" means the Pension Benefit Guaranty Corporation, as defined in Title IV of ERISA, or any successor.

"Periodic Payment Date" means the last Business Day of each month commencing July 31, 1997.

"Permitted Liens" means, with respect to any asset, the Liens (if any) permitted to exist on such asset under Section 6.1.

"Person" means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

"Plan" means, at any time, any employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and that is either (i) maintained by the Borrower or any member of a Controlled Group for employees of the Borrower or such Controlled Group or was formerly so maintained and in respect of which the Borrower or any member of the Controlled Group could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated or (ii) maintained for employees of the Borrower or any member of the Controlled Group and at least one Person other than the Borrower and the members of the Controlled Group or was formerly so maintained and in respect of which the Borrower or any member of the Controlled Group could have liability under
Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

"Post-Default Rate" means (i) with respect to all Base Rate Loans and any other amounts owing hereunder not paid when due (other than then outstanding Euro-Dollar Rate Loans), a rate per annum equal at all times to the rate otherwise applicable to Base Rate Loans plus 2.00% per annum, and (ii) with respect each then outstanding Euro-Dollar Rate Loan, a rate per annum equal at all times to the rate otherwise applicable to such Euro-Dollar Rate Loan plus 2.00% per annum.

"Regulation D" means Regulation D of the Federal Reserve Board, as amended from time to time.

"Regulatory Change" means (i) the adoption or becoming effective after the date hereof of any treaty, law, rule or regulation, (ii) any change in any such treaty, law, rule or regulation (including Regulation D), or any change in the administration or enforcement thereof, by any Governmental Authority, central bank or other monetary authority charged with the interpretation or administration thereof, in each case after the date hereof, or (iii) compliance after the date hereof by any Lender Party (or its Applicable Lending Office or, in the case of capital adequacy requirements, any holding company of any Lender Party) with, any interpretation, directive, request, order or decree (whether or not having the force of law) of any such Governmental Authority, central bank or other monetary authority.

"Required Lenders" means Lenders having more than 50% of the Revolving Commitments or, if the Revolving Commitments have terminated, Lenders holding more than 50% of the aggregate unpaid principal amount of the Loans.

"Responsible Officer" is defined in Section 2.1.3.3.

"Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any Capital Stock of the Borrower or any Subsidiary now or hereafter outstanding, except (a) a dividend or other distribution payable solely in shares or equivalents of Capital Stock of the same class as the Capital Stock on account of which the dividend or distribution is being paid or made, and (b) the issuance of equity interests upon the exercise of outstanding warrants, options or other rights, or (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of the Borrower or any Subsidiary now or hereafter outstanding.

"Revolving Commitment" means, with respect to each Lender, the amount set forth for such Lender on Schedule 1.1.A, as reduced or terminated from time to time pursuant to the terms hereof. "Revolving Commitments" means the aggregate amount of the Revolving Commitments of all Lenders.

"Revolving Commitment Termination Date" is defined in Section 2.7.1.

"Revolving Commitment Usage" means, at any time, (i) with respect to any Lender, the sum of (a) the aggregate unpaid principal amount of all Revolving Loans made by such Lender plus (b) such Lender's pro rata share (in accordance with the respective Revolving Commitments of the Lenders) of the aggregate unpaid principal amount of all Bid Loans, and (ii) with respect to all Lenders, the aggregate unpaid principal amount of all Revolving Loans and Bid Loans, in each case at such time and giving effect to Borrowings then requested.

"Revolving Loan Note" means a Revolving Loan Note made by the Borrower payable to the order of any Lender, in the amount of the lesser of (i) such Lender's Revolving Commitment and (ii) the aggregate principal amount of Revolving Loans made by such Lender, which note is substantially in the form of Exhibit A-1, as amended from time to time.

"Revolving Loans" is defined in Section 2.1.1.1.

"S&P" means Standard & Poor's Ratings Group and any successor.

"SEC" means the United States Securities and Exchange Commission, and any successor.

"Securities Act" means the Securities Act of 1933, as amended from time to time.

"Senior Officer" means the Chairman of the Board of Directors, the President, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Treasurer or any Vice President in charge of a principal business unit or division of the Borrower.

"Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the property of such Person, at a fair valuation, is greater than the total amount of such Person's absolute and matured debts, and (b) such Person is generally paying his, her or its debts as they become due.

"Subsidiary" means, with respect to any Person, any other Person of which more than 50% of the total voting power of the Capital Stock entitled to vote in the election of the board of directors (or other Persons performing similar functions) are at the time directly or indirectly owned by such first Person. Unless otherwise indicated, "Subsidiary" refers to a Subsidiary of the Borrower.

"Taxes" means any present or future income, stamp and other taxes, charges, fees, levies, duties, imposts, withholdings or other assessments, together with any interest and penalties, additions to tax and additional amounts imposed by any federal, state, local or foreign taxing authority upon any Person.

"Type" is defined in the definition of "Loan."

"Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Borrower or any member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

"Wholly-Owned" means, with respect to any Subsidiary, that all the Capital Stock (except for directors' qualifying shares) of such Subsidiary are directly or indirectly owned by the Borrower.

Section 1.2  Related Matters.

1.2.1. Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole (including the Preamble, the Recitals, the Schedules and the Exhibits) and not to any particular provision of this Agreement. Article, section, subsection, exhibit, schedule, recital and preamble references in this Agreement are to this Agreement unless otherwise specified. References in this Agreement to any agreement, other document or law "as amended" or "as amended from time to time," or to amendments of any document or law, shall include any amendments, supplements, replacements, renewals, waivers or other modifications. References in this Agreement to any law (or any part thereof) include any rules and regulations promulgated thereunder (or with respect to such part) by the relevant Governmental Authority, as amended from time to time.

1.2.2. Determinations. Any determination or calculation contemplated by this Agreement that is made by any Lender Party in good faith and reasonably shall be final and conclusive and binding upon the Borrower and, in the case of determinations by the Agent, also the other Lender Parties, in the absence of manifest error. All consents and other actions of any Lender Party contemplated by this Agreement may be given, taken, withheld or not taken in such Lender Party's discretion (whether or not so expressed), except as otherwise expressly provided herein.

1.2.3. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis (except, in the case of the Borrower, if it has no Subsidiaries) in accordance with GAAP applied on a basis consistent (except for changes concurred in by the relevant independent public accountants) with the audited financial statements of the Borrower or Nordstrom, as the case may be, referred to in Section 4.3.

1.2.4. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS (OTHER THAN THE RULES REGARDING CONFLICTS OF LAWS) OF THE STATE OF COLORADO.

1.2.5. Headings. The Article and Section headings used in this Agreement are for convenience of reference only and shall not affect the construction hereof.

1.2.6. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable under Applicable Law in any jurisdiction, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability, which shall not affect any other provisions hereof or the validity, legality or enforceability of such provision in any other jurisdiction.

1.2.7. Independence of Covenants. All covenants under this Agreement shall each be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by another covenant, by an exception thereto, or be otherwise within the limitations thereof, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

ARTICLE 2.

AMOUNTS AND TERMS OF THE CREDIT FACILITIES

Section 2.1  Revolving Loans.

2.1.1.  General Terms.

2.1.1.1. Each Lender severally agrees, upon the terms and subject to the conditions set forth in this Agreement, at any time from and after the Closing Date until the Business Day next preceding the Revolving Commitment Termination Date, to make loans (each a "Revolving Loan") to the Borrower in an aggregate principal amount not to exceed at any time outstanding, when added to other Revolving Commitment Usage of such Lender at such time, the Revolving Commitment of such Lender, provided that the Revolving Commitment Usage of all Lenders at any time, in the aggregate, shall not exceed the aggregate Revolving Commitments of all Lenders.

2.1.1.2.  Revolving Loans may be voluntarily prepaid pursuant to Section
2.8.3. and, subject to the provisions of this Agreement, any amounts so prepaid may be re-borrowed, up to the amount available under this Section at the time of such reborrowing.

2.1.2.  Type of Loans and Amounts.

2.1.2.1. Loans made under this Section 2.1. may be Base Rate Loans or Euro-Dollar Rate Loans (each a "Type" of Loan), subject, however, to Sections
2.4.3. and 2.11.

2.1.2.2. Each Borrowing of Revolving Loans shall be in a minimum aggregate amount of $1,000,000 and integral multiples of $100,000, in the case of a Borrowing of Base Rate Loans, or a minimum aggregate amount of $5,000,000 and integral multiples of $1,000,000, in the case of a Borrowing of Euro-Dollar Rate Loans.

2.1.3.  Notice of Borrowing.

2.1.3.1.  When the Borrower desires to borrow Revolving Loans pursuant to
Section 2.1., it shall deliver to the Agent a Notice of Borrowing substantially in the form of Exhibit E-1, duly completed and executed by a Responsible Officer (a "Notice of Borrowing"), (a) no later than 11:00 a.m. (Dallas, Texas time) on the proposed Funding Date, in the case of a Borrowing of Base Rate Loans, or (b) no later than 11:00 a.m. (Dallas, Texas time) at least three Euro-Dollar Business Days before the proposed Funding Date, in the case of a Borrowing of Euro-Dollar Rate Loans.

2.1.3.2. In lieu of delivering a Notice of Borrowing, the Borrower, through a Responsible Officer, may give the Agent telephonic notice of any proposed Borrowing of Revolving Loans by the time a Notice of Borrowing would be required to be delivered and containing all information required for a Notice of Borrowing; provided, however, that such notice shall be confirmed in writing by delivery of a Notice of Borrowing to the Agent on or before the proposed Funding Date (or, in the case of a Base Rate Borrowing, no later than one Business Day after the Funding Date). No Lender Party shall incur any liability to the Borrower or the other Lender Parties in acting upon any telephonic notice that such Lender Party believes to have been given by a Responsible Officer or for otherwise acting in good faith under this Section
2.1. and in making any Loan in accordance with this Agreement pursuant to any telephonic notice and, upon funding of Revolving Loans by any Lender in accordance with this Agreement pursuant to any such telephonic notice, the Borrower shall have effected Revolving Loans hereunder.

2.1.3.3. The Borrower shall notify the Agent of the names of its officers and employees authorized to request and take other actions with respect to Loans on behalf of the Borrower (each a "Responsible Officer") by providing the Agent with a Notice of Responsible Officers substantially in the form of Exhibit E-7, duly completed and executed by a Senior Officer (a "Notice of Responsible Officer"). The Agent shall be entitled to rely conclusively on a Responsible Officer's authority to request and take other actions with respect to Loans on behalf of the Borrower until the Agent receives a new Notice of Responsible Officer that no longer designates such Person as a Responsible Officer. The Agent shall have no duty to verify the authenticity of the signature appearing on any Notice of Borrowing, Notice of Responsible Officer or any other notice given under the Loan Documents.

2.1.3.4. Any Notice of Borrowing (or telephone notice in lieu thereof) delivered pursuant to this Section shall be irrevocable and the Borrower shall be bound to make a Borrowing in accordance therewith.

2.1.3.5. The Agent shall promptly notify each Lender of the contents of any Notice of Borrowing (or telephonic notice in lieu thereof) received by it, and such Lender's pro rata portion of the Borrowing requested. Prior to 1:00 p.m. (Dallas, Texas time) on the date specified in such notice as the Funding Date, each Lender, subject to the terms and conditions hereof, shall make its pro rata portion of the Borrowing available, in immediately available funds, to the Agent at the Agent's Account.

2.1.4. Funding. Not later than 1:00 p.m. (Dallas, Texas time) on such Funding Date or such later time as may be agreed to by the Borrower and the Agent, and subject to and upon satisfaction of the applicable conditions set forth in Article 3 as determined by the Agent, the Agent shall, upon receipt of the proceeds of the requested Loans, make such proceeds available to the Borrower in Dollars in immediately available funds in the Borrower Account.

Section 2.2  Bid Loans.

2.2.1. General Terms. At any time prior to the Business Day immediately preceding the Revolving Commitment Termination Date, the Borrower may request the Lenders to make offers to make bid loans to the Borrower (each a "Bid Loan"), provided that (a) the aggregate unpaid principal amount of all Bid Loans, together with all other Revolving Commitment Usage of all Lenders at any time, shall not exceed the aggregate Revolving Commitments of all Lenders;
(b) the aggregate amount of Bid Loans requested for any Funding Date and with the same Interest Period (each a "Bid Loan Borrowing") shall be at least $10,000,000 and a multiple of $1,000,000; and (c) all Interest Periods applicable to Bid Loans shall be subject to Section 2.4.3. The Lenders may, but shall have no obligation to, make such offers, and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.2.

2.2.2.  Bid Loan Procedures.

2.2.2.1. When the Borrower wishes to request offers to make Bid Loans, it shall give the Agent (which shall promptly notify the Lenders) notice substantially in the form of Exhibit E-4, duly completed and executed by a Responsible Officer (a "Bid Loan Quote Request"), so as to be received no later than 11:00 a.m. (Dallas, Texas time) on the second Business Day before the proposed Funding Date (or such other time and date as the Borrower and the Agent, with the consent of the Required Lenders, may agree). Subject to
Section 2.4.3., the Borrower may request offers for up to three different Bid Loan Borrowings in a single Bid Loan Quote Request, in which case such Bid Loan Quote Request shall constitute a separate Bid Loan Quote Request for each such Borrowing. Except as otherwise provided in this Section 2.2., no Bid Loan Quote Request shall be given within five Business Days (or such other number of days as the Borrower and the Agent, with the consent of the Required Lenders, may agree) of any other Bid Loan Quote Request.

2.2.2.2. Each Lender may, but shall not be obligated to, in response to any Bid Quote Request submit one or more written quotes substantially in the form of Exhibit E-5, duly completed (each a "Bid Loan Quote"), each containing an offer to make a Bid Loan for the Interest Period requested and setting forth the Absolute Rate to be applicable to the Bid Loan; provided that (a) a Lender may make a single submission containing one or more Bid Loan Quotes in response to several Bid Loan Quote Requests given at the same time; (b) the principal amount of the Bid Loan for which each such offer is being made shall be at least $2,000,000 and a multiple of $1,000,000; provided that the aggregate principal amount of all Bid Loans for which a Lender submits Bid Loan Quotes (i) may be greater or less than the Revolving Commitment of such Lender but (ii) may not exceed the principal amount of the Bid Loan Borrowing for which offers were requested. Each Bid Loan Quote must be submitted to the Agent by fax not later than 11:00 a.m. (Dallas, Texas time) on the Funding Date (or such other time and date as the Borrower and the Agent, with the consent of the Required Lenders, may agree); provided that any Bid Loan Quote may be submitted by the Agent (or its Applicable Lending Office) only if the Agent (or such Applicable Lending Office) notifies the Borrower of the terms of the offer contained therein not later than 10:45 a.m. (Dallas, Texas time) on the Funding Date. Subject to Sections 3. and 7.2., any Bid Loan Quote so made shall be irrevocable except with the consent of the Agent given on the instructions of the Borrower. Unless otherwise agreed by the Agent and the Borrower, no Bid Loan Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Bid Loan Quote Request and, in particular, no Bid Loan Quote may be conditioned upon acceptance by the Borrower of all (or some specified minimum) of the principal amount of the Bid Loan for which such Bid Loan Quote is being made.

2.2.2.3. The Agent shall, as promptly as practicable after any Bid Loan Quote is submitted (but in any event not later than 11:30 a.m. (Dallas, Texas time) on the Funding Date), notify the Borrower of the terms (a) of any Bid Loan Quote submitted by a Lender that is in accordance with Section 2.2.2.2. and
(b) of any Bid Loan Quote that amends, modifies or is otherwise inconsistent with a previous Bid Loan Quote submitted by such Lender with respect to the same Bid Loan Quote Request. Any subsequent Bid Loan Quote shall be disregarded by the Agent unless the subsequent Bid Loan Quote is submitted solely to correct a manifest error in a former Bid Loan Quote. The Agent's notice to the Borrower shall specify (i) the aggregate principal amount of the Bid Loan Borrowing for which offers have been received, (ii) the respective principal amounts and (iii) the rates of interest (which shall be expressed as an absolute number and not in terms of a specified margin over the quoting Lender's cost of funds) (the "Absolute Rate") so offered by each Lender (identifying the Lender that made each such Bid Loan Quote).

2.2.2.4. Not later than 12:00 noon (Dallas, Texas time) on the Funding Date (or such other time and date as the Borrower and the Agent, with the consent of each Lender that has submitted a Bid Loan Quote may agree), the Borrower shall notify the Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.2.2.3. (and the failure of the Borrower to give such notice by such time shall constitute nonacceptance), and the Agent shall promptly notify each affected Bank. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Bid Loan Quote in whole or in part; provided that (a) any Bid Loan Quote accepted in part shall be at least $2,000,000 and a multiple of $1,000,000; (b) the aggregate principal amount of each Bid Loan Borrowing may not exceed the applicable amount set forth in the related Bid Loan Quote Request; (c) the aggregate principal amount of each Bid Loan Borrowing shall be at least $10,000,000 and a multiple of $1,000,000 and shall not cause the limits specified in Section
2.2.1. to be violated; (d) acceptance of offers may be made only in ascending order of Absolute Rates, beginning with the lowest rate so offered; and (e) the Borrower may not accept any offer where the Agent has advised the Borrower that such offer fails to comply with Section 2.2.2.2. or otherwise fails to comply with the requirements of this Agreement (including Section 2.2.1.). If offers are made by two or more Lenders with the same Absolute Rates for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Borrower among such Lenders as nearly as possible (in amounts of at least $1,000,000 and multiples of $500,000) in proportion to the aggregate principal amount of such offers. Determinations by the Borrower of the amounts of Bid Loans shall be conclusive in the absence of manifest error.

2.2.2.5. Subject to the terms set forth in this Agreement, any Lender whose offer to make any Bid Loan has been accepted shall, prior to 1:00 p.m. (Dallas, Texas time) on the date specified for the making of such Loan, make the amount of such Loan available to the Agent at the Agent's Account in immediately available funds, for the account of the Borrower. The foregoing notwithstanding, any such Bid Loan may be funded by such Lender's Designated Bidder as provided in Section 9.6.6. No Lender shall be required to specify in its Bid Loan Quote whether such Bid Loan will be funded by such Designated Bidder. No Lender shall be relieved of its obligation to fund a Bid Loan and no Designated Bidder shall assume such obligation prior to the time such Bid Loan is funded (and upon any such funding by a Designated Bidder, prompt written notice of such funding shall be given by such Designated Bidder to the Borrower and the Agent but failure to give such notice shall not affect the Borrower's obligations in respect of such Loan). The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower on such date by depositing the same, in immediately available funds, in the Borrower Account.

Section 2.3 Use of Proceeds. The proceeds of the Loans shall be used by the Borrower only for general corporate purposes, including the payment of commercial paper. No part of the proceeds of the Loans shall be used directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or maintaining or extending credit to others for such purpose or for any other purpose that otherwise violates the Margin Regulations.

Section 2.4  Interest; Interest Periods; Conversion/Continuation.

2.4.1  Interest Rate and Payment

2.4.1.1 Each Loan shall bear interest on the unpaid principal amount thereof, from and including the date of the making of such Loan to and excluding the due date or the date of any repayment thereof, at the following rates per annum: (a) for so long as and to the extent that such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time) plus the Applicable Margin; (b) for so long as and to the extent that such Loan is a Euro-Dollar Rate Loan, at the Euro-Dollar Rate for each Interest Period applicable thereto plus the Applicable Margin; and (c) if such Loan is a Bid Loan, at the Absolute Rate quoted by the Lender making such Loan pursuant to Section 2.2.2.2.

2.4.1.2 Notwithstanding the foregoing provisions of this Section 2.4.1., while an Event of Default exists, any principal, overdue interest or other amount payable under this Agreement and the other Loan Documents shall bear interest at a rate per annum equal to the Post-Default Rate, without notice or demand of any kind.

2.4.1.3 Accrued interest shall be payable in arrears (a) in the case of a Base Rate Loan, on each Periodic Payment Date; (b) in the case of a Euro-Dollar Rate Loan, on the last day of each Interest Period applicable thereto; provided that if the Interest Period applicable to a Euro-Dollar Rate Loan is longer than three months, interest also shall be payable on the last day of the third month of such Interest Period; (c) in the case of a Bid Loan, on the last day of the Interest Period applicable thereto; and (d) in the case of any Loan, when the Loan shall become due (whether at maturity, by reason of prepayment, acceleration or otherwise). The Agent shall provide a billing to the Borrower setting forth the amount of interest payable in sufficient time for the Borrower to make timely payments of the correct amount without incurring any penalty or Post-Default Interest.

2.4.2  Conversion or Continuation of Revolving Loans.

2.4.2.1 Subject to this Section 2.4.2. and Sections 2.4.3. and 2.11., the Borrower shall have the option (a) at any time, to convert all or any part of its outstanding Base Rate Loans to Euro-Dollar Rate Loans, (b) on the last day of the Interest Period applicable thereto, to (i) convert all or any part of its outstanding Euro-Dollar Rate Loans to a Base Rate Loan, or (ii) to continue all or any part of its Euro-Dollar Rate Loans as Loans of the same Type; provided that, in the case of clause (a) or (b) (ii), there does not exist a Default or an Event of Default at such time. If a Default or an Event of Default shall exist upon the expiration of the Interest Period applicable to any Euro-Dollar Rate Loan, such Loan automatically shall be converted into a Base Rate Loan.

2.4.2.2 If the Borrower elects to convert or continue a Revolving Loan under this Section 2.4.2., it shall deliver to the Agent (which shall promptly notify the Lenders) a Notice of Conversion/Continuation substantially in the form of Exhibit E-3, duly completed and executed by a Responsible Officer (a "Notice of Continuation/Conversion") (a) not later than 11:00 a.m. (Dallas, Texas time) at least three Business Days before the proposed conversion or continuation date, if the Borrower proposes to convert into, or to continue, a Euro-Dollar Rate Loan, and (b) otherwise not later than 11:00 a.m. (Dallas, Texas time) on the Business Day next preceding the proposed conversion or continuation date.

2.4.2.3 In lieu of delivering a Notice of Continuation/Conversion, the Borrower, through a Responsible Officer, may give the Agent telephonic notice of any proposed continuation or conversion by the time a Notice of Continuation/Conversion would be required to be delivered and containing all information required therefor; provided, however, that such notice shall be confirmed in writing by delivery of a Notice of Continuation/Conversion to the Agent on or before the proposed continuation or conversion date. No Lender Party shall incur any liability to the Borrower or any other Lender Party in acting upon any telephonic notice that such Lender Party believes to have been given by a Responsible Officer or for otherwise acting in good faith under this Section 2.4.2. and in converting or continuing any Loan (or a part thereof) pursuant to any telephonic notice.

2.4.2.4 Any Notice of Conversion/Continuation (or telephonic notice in lieu thereof) shall be irrevocable and the Borrower shall be bound to convert or continue in accordance therewith. If any request for the conversion or continuation of a Loan is not made in accordance with this Section 2.4.2., or if no notice is so given with respect to a Euro-Dollar Rate Loan as to which the Interest Period expires, then such Loan automatically shall be converted into a Base Rate Loan.

2.4.3 Interest Periods & Minimum Amounts. Notwithstanding anything herein to the contrary, (a) all Interest Periods applicable to Euro-Dollar Rate Loans and Bid Loans shall comply with the definition of "Interest Period," (b) there may be no more than five different Interest Periods for all Euro-Dollar Rate Loans and Bid Loans outstanding at the same time, and (c) Euro-Dollar Rate Loans with the same Interest Period outstanding at any time shall be in an aggregate amount at least equal to $5,000,000 and in an integral multiple of $1,000,000. For purposes of the foregoing clause (a), Interest Periods applicable to Loans of different Types shall constitute different Interest Periods even if they are coterminous.

2.4.4 Computations. Interest on each Loan and all Fees and other amounts payable hereunder or the other Loan Documents shall be computed on the basis of a 360-day year or, in the case of interest on Base Rate Loans, a 365 or 366-day year and the actual number of days elapsed including the first day but excluding the last day on which such Loan is outstanding (it being understood and agreed that if a Loan is borrowed and repaid on the same day, one day's interest shall be payable with respect to such Loan). Any change in the interest rate on any Loan or other amount resulting from a change in the rate applicable thereto (or any component thereof, including the Applicable Margin) pursuant to the terms hereof shall become effective as of the opening of business on the day on which such change in the applicable rate (or component) shall become effective. Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on all parties for all purposes, in the absence of manifest error.

2.4.5 Maximum Lawful Rate of Interest. The rate of interest payable on any Loan or other amount shall in no event exceed the maximum rate permissible under Applicable Law. If the rate of interest payable on any Loan or other amount is ever reduced as a result of this Section and at any time thereafter the maximum rate permitted by Applicable Law shall exceed the rate of interest provided for in this Agreement, then the rate provided for in this Agreement shall be increased to the maximum rate provided by Applicable Law for such period as is required so that the total amount of interest received by the Lenders is that which would have been received by the Lenders but for the operation of the first sentence of this Section 2.4.5.

Section 2.5  Notes, Etc.

2.5.1 Loans Evidenced by Notes. The Revolving Loans made by each Lender shall be evidenced by a single Revolving Loan Note. The Bid Loans made by each Lender shall be evidenced by a single Bid Loan Note. Each Note shall be dated the Closing Date and stated to mature in accordance with the provisions of this Agreement applicable to the relevant Loans.

2.5.2 Notation of Amounts and Maturities. Etc. Each Lender is hereby irrevocably authorized to record on the schedule attached to its Notes (or a continuation thereof) the information contemplated by such schedule. The failure to record, or any error in recording, any such information shall not, however, affect the obligations of the Borrower hereunder or under any Note to repay the principal amount of the Loans evidenced thereby, together with all interest accrued thereon. All such notations shall constitute conclusive evidence of the accuracy of the information so recorded, in the absence of manifest error.

Section 2.6  Fees.


2.6.1 Facility Fee. The Borrower shall pay to the Agent, for the pro rata benefit of the Lenders, a facility fee accruing at the rate per annum equal to the Applicable Margin in effect from time to time upon the Revolving Commitments of the Lenders, whether or not used, for each day from and after the Closing Date until the Revolving Commitment Termination Date. Such Fee shall be payable quarterly in arrears on the last day of each calendar quarter and on the Revolving Commitment Termination Date. The Agent shall provide a billing to the Borrower setting forth the amount of the Fee payable in sufficient time for the Borrower to make timely payments of the correct amount without incurring any penalty or Post-Default Interest.

2.6.2 Other Fees. On the Closing Date and from time to time thereafter as specified in the Fee Letter, the Borrower shall pay to the Agent the fees specified in the Fee Letter.

2.6.3 Fees Non-Refundable. All Fees shall be fully earned when payable hereunder and shall be non-refundable.

Section 2.7  Termination, Reduction and Extension of Revolving Commitments.

2.7.1 Each Lender's Revolving Commitment shall terminate without further action on the part of such Lender on the earlier to occur of (a) the Maturity Date, and (b) the date of termination of the Revolving Commitment pursuant to
Section 2.7.2. or 7.2. (such earlier date being referred to herein as the "Revolving Commitment Termination Date").

2.7.2 The Borrower shall have the right, at any time or from time to time after the Closing Date, to terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitments of the Lenders on a pro rata basis to an amount not less than the Revolving Commitment Usage of all Lenders at such time by giving the Agent not less than five Business Days' prior written notice of such termination or reduction and the amount of any partial reduction. Any such termination or partial reduction shall be effective on the date specified in the Borrower's notice and any such partial reduction shall be in a minimum amount of $10,000,000 and an integral multiple thereof.

Section 2.8  Repayments and Prepayments.

2.8.1 Repayment. The unpaid principal amount of all Revolving Loans shall be paid in full on the Revolving Commitment Termination Date. The unpaid principal amount of each Bid Loan shall be paid in full on the last day of the Interest Period applicable thereto.

2.8.2 Excess Revolving Loans. If at any time the aggregate Revolving Commitment Usage of all Lenders exceeds the aggregate amount of the Revolving Commitments, the Borrower shall, on the Business Day on which the Borrower learns or is notified of the excess, make mandatory prepayments of the Revolving Loans as may be necessary so that, after such prepayment, such excess is eliminated.

2.8.3  Optional Prepayments.

2.8.3.1 Subject to this Section 2.8.3., the Borrower may, at its option, at any time or from time to time, prepay Revolving Loans in whole or in part, without premium or penalty, provided that (a) any prepayment shall be in an aggregate principal amount of at least $5,000,000 and in integral multiples of $1,000,000 (or, alternatively, the whole amount of Loans then outstanding) and
(b) any prepayment of a Euro-Dollar Rate Loan on a day other than the last day of the Interest Period applicable thereto shall be made together with the amounts payable pursuant to Section 2.13. Bid Loans may not be voluntarily prepaid at any time.

2.8.3.2 If the Borrower elects to prepay a Loan under this Section 2.8.3., it shall deliver to the Agent a notice of optional prepayment (a) not later than 11:00 a.m. (Dallas, Texas time) at least three Euro-Dollar Business Days before the proposed prepayment, if the Borrower proposes to prepay a Euro-Dollar Rate Loan, and (b) otherwise not later than 11:00 a.m. (Dallas, Texas time) on the proposed prepayment date. Any notice of optional prepayment shall be irrevocable, and the payment amount specified in such notice shall be due and payable on the date specified in such notice, together with interest accrued thereon to such date.

2.8.4 Payments Set Aside. To the extent the Agent or any Lender receives payment of any amount under the Loan Documents, whether by way of payment by the Borrower, set-off or otherwise, which payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, other law or equitable cause, in whole or in part, then, to the extent of such payment received, the Obligations or part thereof intended to be satisfied thereby shall be revived and continue in full force and effect, together with all collateral security therefor.

Section 2.9  Manner of Payment.

2.9.1 Except as otherwise expressly provided, the Borrower shall make each payment under the Loan Documents to the Agent in Dollars and in immediately available funds, without any deduction whatsoever, including any deduction for any setoff, recoupment, counterclaim or Taxes (other than Excluded Taxes), at the Agent's Office, for the account of the Applicable Lending Offices of the Lenders entitled to such payment, by depositing such payment in the Agent's Account not later than 12:00 noon (Dallas, Texas time) on the due date thereof. Any payments received after 12:00 noon (Dallas, Texas time) on any Business Day shall be deemed received on the next succeeding Business Day.
Not later than 1:00 p.m. (Dallas, Texas time) on the day such payment is made, the Agent shall deliver to each Lender, for the account of the Lender's Applicable Lending Office, in Dollars and in immediately available funds, such Lender's share of the payment so made, determined pursuant to Section 2.10. Delivery shall be made in accordance with the written instructions satisfactory to the Agent from time to time given to the Agent by each Lender. With respect to Borrower's payment of fees only, Borrower may make payment therefor by check delivered to Agent by the time set forth above.

2.9.2 Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall instead by made on the next succeeding Business Day.

Section 2.10 Pro Rata Treatment; Application of Payments. Except to the extent otherwise expressly provided herein,

2.10.1 Revolving Loans shall be requested from the Lenders pro rata according to their respective Revolving Commitments.

2.10.2 Each reduction of the Revolving Commitments of the Lenders shall be applied to the respective Revolving Commitments of the Lenders pro rata according to their respective Revolving Commitments before such reduction.

2.10.3 Each payment or prepayment by the Borrower of principal of the Revolving Loans shall be made and applied for the account of the Lenders pro rata according to the respective unpaid principal amount of the Revolving Loans owed to the Lenders, and each payment by the Borrower of interest on the Revolving Loans shall be made and applied for the account of the Lenders pro rata according to the respective accrued but unpaid interest on the Revolving Loans owed to such Lenders. Each payment by the Borrower of Fees payable to the Lenders pursuant to Section 2.6.1. shall be made and applied for the account of the Lenders pro rata according to the respective amounts of their Revolving Commitments.

2.10.4 Each payment or prepayment by the Borrower of principal of Bid Loans made as part of the same Borrowing shall be made and applied for the account of the Lenders holding such Bid Loans pro rata according to the respective unpaid principal amount of such Bid Loans owed to such Lenders and each payment by the Borrower of interest on Bid Loans shall be made and applied for the account of the Lenders holding such Bid Loans pro rata according to the respective accrued but unpaid interest on the Bid Loans owed to such Lenders.

2.10.5 While no Event of Default exists, all payments made by the Borrower under the Loan Documents shall be applied to the Obligations as the Borrower may direct. While an Event of Default exists, or if the Borrower does not provide any such direction to the Agent, all amounts paid or received with respect to the Obligations shall be applied in the following order: (a) First, to costs, expenses and other amounts then otherwise due for the account of the Agent pursuant to Section 9.1., (b) second, to costs, expenses and other amounts then otherwise due for the account of the Lenders pursuant to Section
9.1. and Indemnified Liabilities, pro rata according the respective amounts payable, (c) third, to accrued interest on the Loans, pro rata according to the respective accrued but unpaid interest on the Loans then due to the Lenders, (d) fourth, to principal of the Loans, pro rata according to the respective principal amounts then due to the Lenders, and (e) to the other Obligations, if any, in the order directed by the Required Lenders.

Section 2.11 Mandatory Suspension and Conversion of Euro-Dollar Rate Loans. Each Lender's obligation to make, continue or convert Loans into Euro-Dollar Rate Loans shall be suspended, all outstanding Euro-Dollar Rate Loans shall be converted into Base Rate Loans on the last day of the respective Interest Periods applicable thereto (or, if earlier, in the case of Section 2.11.2. below, on the last day that such Lender can lawfully continue to maintain Euro-Dollar Rate Loans) and all pending requests for the making or continuation of, or conversion into, Euro-Dollar Rate Loans shall be considered requests for the making or conversion into Base Rate Loans (or, in the case of requests for conversion, disregarded) on the same Funding Date or the end of the currently applicable Interest Period, as applicable, if:

2.11.1 on or prior to the determination of the interest rate for a Euro-Dollar Rate Loan for any Interest Period, the Agent determines that for any reason appropriate quotations are not available to the Agent in the relevant interbank market for purposes of determining the Euro-Dollar Rate or a Lender advises the Agent (which shall thereupon notify the Borrower and the other Lenders) that such rate would not accurately reflect the cost to such Lender of making, continuing, or converting a Loan into, a Euro-Dollar Rate Loan for such Interest Period; or

2.11.2 after the date hereof a Lender notifies the Agent (which shall thereupon notify the Borrower and the other Lenders) of its determination that any Regulatory Change makes it unlawful or impossible for such Lender or its Euro-Dollar Lending Office to make or maintain any Euro-Dollar Rate Loan, or to comply with its obligations hereunder in respect thereof.

Section 2.12  Regulatory Changes.

2.12.1  Increased Costs.  If, on or after the date hereof, any Regulatory
Change

2.12.1.1 shall subject any Lender Party (or its Applicable Lending Office) to any Taxes with respect to its Euro-Dollar Rate Loans or any Loan Document, or its obligations under or with respect to any of the foregoing, or changes the basis of taxation of payments to any Lender Party of principal, interest, Fees or any other amount payable under the Loan Documents (except for any Excluded Tax or any changes in the rate of any Excluded Tax); or

2.12.1.2 shall impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance or similar requirement (other than any such requirement with respect to any Euro-Dollar Rate Loan to the extent included in the Euro-Dollar Reserve Requirement), against, or any fees or charges in respect of, assets held by, deposits with or other liabilities for the account of, commitments of, advances or Loans by or other credit extended by, any Lender Party (or its Applicable Lending Office) or shall impose on any Lender Party (or its Applicable Lending Office) or on the relevant interbank market any other condition affecting any Euro-Dollar Rate Loan, or any obligation to make Euro-Dollar Rate Loans,and the effect of the foregoing is
(a) to increase the cost to such Lender Party (or its Applicable Lending Office) of making, issuing, renewing or maintaining any Euro-Dollar Rate Loan or its Revolving Commitment in respect thereof or (b) to reduce the amount of any sum received or receivable by such Lender Party (or its Applicable Lending Office) hereunder or under any other Loan Document with respect thereto, then, the Borrower shall from time to time pay to such Lender Party, within 15 days after request by such Lender Party, such additional amounts as are necessary in such Lender Party's reasonable determination to compensate such Lender Party for such increased cost or reduction; provided, however, that if the Euro-Dollar Lending Office of any affected Lender is other than the affected Lender's main office, before giving such notice, such affected Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Euro-Dollar Lending Dollar Office if such designation will avoid the need for giving such notice and will not be otherwise disadvantageous to such Lender.

2.12.2 Capital Costs. If a Regulatory Change after the date hereof regarding capital adequacy (including the adoption or becoming effective of any treaty, law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards") has or would have the effect of reducing the rate of return on the capital of or maintained by any Lender Party or any company controlling such Lender Party as a consequence of such Lender Party's Loans or obligations hereunder and other commitments of this type to a level below that which such Lender Party or company could have achieved but for such Regulatory Change (taking into account such Lender Party's or company's policies with respect to capital adequacy), then, the Borrower shall from time to time pay to such Lender Party, within 15 days after request by such Lender Party, such additional amounts as are necessary in such Lender Party's reasonable determination to compensate such Lender Party or company for such reduction in return, to the extent such Lender Party or company determines such reduction to be attributable to the existence of obligations for the account of the Borrower.

Section 2.13 Compensation for Funding Losses. The Borrower shall pay to any Lender, upon demand by such Lender, such amount or amounts as such Lender reasonably determines is or are necessary to compensate it for any loss, cost, expense or liabilities incurred (including any loss, cost, expense or liability incurred by reason of the liquidation or redeployment of deposits but excluding loss of future margin) by it as a result of (a) any payment, prepayment or conversion of any Euro-Dollar Rate Loan for any reason (including by reason of a prepayment pursuant to Section 2.8.2. or an acceleration pursuant to Section 7.2.) on a date other than the last day of an Interest Period applicable to such Euro-Dollar Rate Loan, or (b) any Euro-Dollar Rate Loan for any reason not being made (other than a wrongful failure to fund by such Lender), converted or continued, or any payment of principal of or interest thereon not being made, on the date therefor determined in accordance with the applicable provisions of this Agreement. Notwithstanding the foregoing, the Borrower shall not be responsible to any Lender for any costs hereunder that result from the application of Section 2.11. or from any wrongful actions or omissions or default (including under Section 8.9.2) of such Lender.

Section 2.14 Certificates Regarding Yield Protection, Etc. Any request by any Lender for payment of additional amounts pursuant to Sections 2.12. and
2.13. shall be accompanied by a certificate of such Lender Party setting forth the basis and amount of such request. In determining the amount of such payment, such Lender Party may use such reasonable attribution or averaging methods as it deems appropriate and practical.

Section 2.15 Applicable Lending Office; Discretion of Lenders as to Manner of Funding. Each Lender may make, carry or transfer Euro-Dollar Rate Loans at, to, or for the account of an Affiliate of the Lender, provided that such Lender shall not be entitled to receive any greater amount under Section 2.12. as a result of the transfer of any such Loan than such Lender would be entitled to immediately prior thereto unless (a) such transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist or (b) such claim would have arisen even if such transfer had not occurred. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Euro-Dollar Rate Loans in any manner it sees fit, it being understood, however, that for purposes of this Agreement all determinations hereunder shall be made as if each Lender had actually funded and maintained each Euro-Dollar Rate Loan through the purchase of deposits in the relevant interbank market having a maturity corresponding to such Loan's Interest Period and bearing interest at the applicable rate.


ARTICLE 3
CONDITIONS TO LOANS

Section 3.1 Closing Conditions. The occurrence of the Closing Date shall be subject to satisfaction of the following conditions:

3.1.1  Closing Date.  The Closing Date shall occur on or before July 31, 1997.

3.1.2 Certain Documents. The Agent shall have received the documents listed on Schedule 3.1.2., all of which shall be in form and substance satisfactory to the Agent.

ARTICLE 3

3.1.3 Fees and Expenses Paid. The Borrower shall have paid all Fees and expenses for which the Borrower shall have been billed on or before the Closing Date.

3.1.4 Termination of Existing Credit Agreement. The Agent shall have received evidence reasonably satisfactory to it that all commitments and other obligations of the "Lenders" (as defined in the Existing Credit Agreement) under the Existing Credit Agreement shall have been terminated and that all accrued interest, fees, and other amounts payable by the Borrower under the Existing Credit Agreement have been paid in full.

3.1.5 General. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered or executed or recorded in form and substance satisfactory to the Agent and the Agent shall have received all such counterpart originals or certified copies thereof as Agent may reasonably request.

Section 3.2 Conditions Precedent to Loans. The obligation of the Lenders to make any Loan on any Funding Date shall be subject to the following conditions precedent:

3.2.1 Closing Date. The conditions precedent set forth in Section 3.1. shall have been satisfied or waived in writing by the Agent.

3.2.2 Notice of Borrowing. The Borrower shall have delivered to the Agent, after the time the conditions set forth in Section 3.1. shall have been satisfied or waived and otherwise in accordance with the applicable provisions of this Agreement, a Notice of Borrowing (or telephonic notice in lieu thereof), in the case of a Revolving Loan, or notification of acceptance of a related Bid Loan Quote (in the case of a Bid Loan).

3.2.3 Representations and Warranties. All of the representations and warranties of the Borrower contained in the Loan Documents shall be true and correct in all material respects on and as of the Funding Date as though made on and as of that date.

3.2.4 No Default. No Default or Event of Default shall exist or result from the making of the Loan.

3.2.5 Satisfaction of Conditions. Each borrowing of a Loan shall constitute a representation and warranty by the Borrower as of the Funding Date that the conditions contained in Sections 3.2.3. and 3.2.4. have been satisfied

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender Parties as follows:

Section 4.1 Organization, Powers and Good Standing. Each of the Borrower and its Subsidiaries (a) is duly organized as a corporation, and validly existing and in good standing under the laws of its jurisdiction of organization, as shown on Schedule 4.1., and (b) has all requisite corporate power and authority and the legal right to own and operate its properties, to carry on its business as heretofore conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby. Each of the Borrower and the Subsidiaries possesses all Governmental Approvals, in full force and effect, free from burdensome restrictions, that are necessary in all material respects for the ownership, maintenance and operation of its properties and conduct of its business as now conducted, and is not in material violation thereof. Each of the Borrower and the Subsidiaries is duly qualified and in good standing authorized to do business in each state or other jurisdiction where the nature of its business activities conducted or properties owned or leased requires it to be so qualified and where any failure to be so qualified, individually or in the aggregate, could have a Material Adverse Effect.

Section 4.2  Authorization, Binding Effect, No Conflict, Etc.

4.2.1 Authorization, Binding Effect, Etc. The execution, delivery and performance by the Borrower of each Loan Document have been duly authorized by all necessary corporate action on the part of the Borrower; and each such Loan Document has been duly executed and delivered by the Borrower and is the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally.

4.2.2 No Conflict. The execution, delivery and performance by the Borrower of each Loan Document, and the consummation of the transactions contemplated thereby, do not and will not (a) violate any provision of the charter or other organizational documents of the Borrower, (b) except for consents that have been obtained and are in full force and effect, conflict with, result in a breach of, or constitute (or, with the giving of notice or lapse of time or both, would constitute) a default under, or require the approval or consent of any Person pursuant to, any Contractual Obligation of the Borrower (including the Investment Agreement), (c) violate any Applicable Law binding on the

Borrower, or (d) result in or require the creation or imposition of any Lien on any assets or properties of the Borrower or any of its Subsidiaries.

4.2.3 Governmental Approvals. No Governmental Approval is or will be required in connection with the execution, delivery and performance by the Borrower of any Loan Document or the transactions contemplated thereby.

Section 4.3  Financial Information.

4.3.1 The balance sheets of the Borrower as of January 31, 1997 and January 31, 1996 and the statements of earnings, investment of Nordstrom, Inc. and cash flow of the Borrower for the Fiscal Years then ended, certified by the Borrower's independent certified public accountants, which are included in the Borrower's Annual Report on Form 10-K for the Fiscal Year ended January 31, 1997, were prepared in accordance with GAAP consistently applied and fairly present the financial position of the Borrower, as of the respective dates thereof and the results of operations and cash flow of the Borrower for the periods then ended. The Borrower on such dates had no Contingent Obligations, liabilities for Taxes or long-term leases, forward or long-term commitments or unrealized losses from any unfavorable commitments that are not reflected in the foregoing statements or in the notes thereto and that, individually or in the aggregate, are material.

4.3.2 The unaudited balance sheet of the Borrower as of April 30, 1997 and the related statements of earnings and cash flow for the periods then ended, certified by the Chief Financial Officer of the Borrower, which are included in the Borrower's Quarterly Report on Form 10-Q for the Fiscal Quarter ended April 30, 1997, were prepared in accordance with GAAP consistently applied (except to the extent noted therein) and fairly present the financial position of the Borrower as of such date and the results of operations and cash flow for the periods covered thereby, subject to normal year-end audit adjustments. The Borrower on such date had no Contingent Obligations, liabilities for Taxes or long-term leases, forward or long-term commitments or unrealized losses from any unfavorable commitments that are not reflected in the foregoing statements or in the notes thereto and that, individually or in the aggregate, are material.

4.3.3 The balance sheets of Nordstrom as of January 31, 1997 and January 31, 1996 and the statements of earnings, stockholders' equity and cash flow of Nordstrom for its fiscal years then ended, certified by their independent certified public accountants, which are included in Nordstrom's Annual Report on Form 10-K for the Fiscal Year ended January 31, 1997, copies of which have been delivered to the Lender Parties, were prepared in accordance with GAAP consistently applied and fairly present the financial position of Nordstrom, as of the respective dates thereof and the results of operations and cash flow of such Persons for the periods then ended. On such dates Nordstrom had no Contingent Obligations, liabilities for Taxes or long-term leases, forward or long-term commitments or unrealized losses from any unfavorable commitments that are not reflected in the foregoing statements or in the notes thereto and that, individually or in the aggregate, are material to the business, assets, results of operations, financial condition or prospects of such Persons and their Subsidiaries, taken as a whole.

4.3.4 The unaudited balance sheets of Nordstrom as of April 30, 1997 and the statements of earnings, stockholders' equity and cash flow of Nordstrom for its fiscal quarters then ended, certified by its chief financial officer, which are included in Nordstrom's Quarterly Report on Form 10-Q for the Fiscal Quarter ended April 30, 1997, copies of which have been delivered to the Lender Parties, were prepared in accordance with GAAP consistently applied and fairly present the financial position of Nordstrom as of the respective dates thereof and the results of operations and (if contained therein) cash flow of Nordstrom for the periods then ended, subject to normal year-end audit adjustments. On such dates Nordstrom had no Contingent Obligations, liabilities for Taxes or long-term leases, forward or long-term commitments or unrealized losses from any unfavorable commitments that are not reflected in the foregoing statements or in the notes thereto and that, individually or in the aggregate, are material to the business, assets, results of operations, financial condition or prospects of such Persons and their Subsidiaries, taken as a whole.

4.3.5 The projections of the Borrower's receivables and Debt, copies of which have been furnished to the Lender Parties, were prepared by or under the supervision of the Chief Financial Officer of the Borrower, are complete and have been prepared on the basis of reasonable assumptions and in good faith utilizing historical financial information that was prepared in accordance with GAAP.

Section 4.4 No Material Adverse Changes. Since January 31, 1997, there has been no Material Adverse Change. As of the Closing Date, there has been no material adverse change in the business, assets, results of operations, financial condition or prospects of Nordstrom and its Subsidiaries taken as a whole.

Section 4.5  Litigation.  Except as disclosed in Schedule 4.5. or pursuant to
Section 5.1.9., there are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower, any Subsidiary or any of its properties before any Governmental Authority (a) in which there is a reasonable possibility of an adverse determination that could result in a material liability or have a Material Adverse Effect or (b) that in any manner draws into question the validity, legality or enforceability of any Loan Document or any transaction contemplated thereby.

Section 4.6 Agreements; Applicable Law. Neither the Borrower nor any Subsidiary is in violation of any Applicable Law, or in default under its charter documents, bylaws or any of its Contractual Obligations except for such violations or defaults as do not result in a Material Adverse Effect. The Investment Agreement is in full force and effect and has not been amended except as permitted under Section 6.7.

Section 4.7 Taxes. All United States Federal income tax returns and all other material tax returns required to be filed by the Borrower or any Subsidiary have been filed and all Taxes due pursuant to such returns have been paid, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been established in accordance with GAAP. To the best knowledge of the Borrower, there has not been asserted or proposed to be asserted any Tax deficiency against the Borrower or any Subsidiary that would be material and that is not reserved against on the financial books of the Borrower.

Section 4.8 Governmental Regulation. The Borrower is neither an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or a company controlled by such a company, nor subject to any Federal or state, statute or regulation limiting its ability to incur Debt for money borrowed (other than the Margin Regulations).

Section 4.9 Margin Regulations. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying Margin Stock. The value of all Margin Stock held by the Borrower and the Subsidiaries constitutes less than 25% of the value, as determined in accordance with the Margin Regulations, of all assets of the Borrower.

Section 4.10 Employee Benefit Plans. The Borrower and all members of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA with respect to each Plan to which they are party and have not incurred any liability to the PBGC in connection with any Plan established or maintained by Borrower or any member of the Controlled Group.

No ERISA Event has occurred and is continuing with respect to any Plan (whether or not terminated). Neither Borrower nor any member of the Controlled Group is required to make or accrue a contribution or has within any of the preceding five plan years made or accrued an obligation to make contributions to any Multiemployer Plan. The fair market value of the assets of each Plan is at least equal to the present value of the "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under such Plan determined using the actuarial assumptions and method used by the actuary to such Plan in its valuation of such Plan.

Section 4.11 Disclosure. All information in any document, certificate or written statement (other than information referred to in Section 4.3.) furnished to the Lender Parties by or on behalf of the Borrower with respect to the business, assets, prospects, results of operation or financial condition of the Borrower or any Subsidiary for use in connection with the transactions contemplated by this Agreement has been true and correct in all material respects. There is no fact known to the Borrower (other than matters of a general economic nature) that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates or statements.

Section 4.12 Solvency. The Borrower is, individually and together with its Subsidiaries, Solvent.

ARTICLE 5

AFFIRMATIVE COVENANTS OF THE BORROWER

So long as any portion of the Revolving Commitments shall be in effect and until all Obligations are paid and performed in full:

Section 5.1 Financial Statements and Other Reports. The Borrower shall deliver to the Agent (which shall promptly provide copies to each Lender), for the benefit of the Lenders:

5.1.1 as soon as practicable and in any event within 120 days after the end of each Fiscal Year, the balance sheet of the Borrower as of the end of such year and the related statements of earnings, the investment of Nordstrom and cash flow of the Borrower for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and, accompanied by an unqualified report thereon of Deloitte & Touche LLP or other independent certified public accountants of recognized national standing selected by the Borrower and reasonably satisfactory to the Required Lenders, which report shall state that such financial statements fairly present the financial position of the Borrower as of the date indicated and its results of operations and cash flows for the periods indicated in conformity with GAAP (except as otherwise stated therein) and that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards;

5.1.2 as soon as practicable and in any event within 120 days after the end of each fiscal year of Nordstrom, the consolidated balance sheet of Nordstrom and its consolidated Subsidiaries as of the end of each such year and the related consolidated statements of earnings, stockholders' equity and cash flow for such fiscal year, setting forth in each case in comparative form the consolidated figures for the previous fiscal year, all in reasonable detail and accompanied by an unqualified report thereon of Deloitte & Touche LLP or other independent certified public accountants of recognized national standing selected by Nordstrom and reasonably satisfactory to the Required Lenders, which report shall state that such consolidated financial statements fairly present the consolidated financial position of Nordstrom as of the date indicated and its results of operations and cash flows for the periods indicated in conformity with GAAP (except as otherwise stated therein), and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

5.1.3 as soon as practicable and in any event within 60 days after the end of each Fiscal Quarter (other than the last Fiscal Quarter of any Fiscal Year) a balance sheet of the Borrower as of the end of such quarter and the related statements of earnings, the investment of Nordstrom and cash flow for such quarter and the portion of the Fiscal Year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding periods of the prior Fiscal Year, all in reasonable detail and certified by the Borrower's Chief Financial Officer as fairly presenting the financial condition of the Borrower as of the dates indicated and its results of operations and cash flows for the periods indicated, subject to normal year-end adjustments;

5.1.4 as soon as practicable and in any event within 60 days after the end of each fiscal quarter of Nordstrom (other than the last Fiscal Quarter of any Fiscal Year), the consolidated balance sheet of Nordstrom and its consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of earnings, stockholders' equity and cash flow for such quarter and the portion of the Fiscal Year ended at the end of such quarter, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the prior Fiscal Year, all in reasonable detail and certified by its chief financial officer as fairly presenting the consolidated financial condition of such Person and its consolidated Subsidiaries as of the dates indicated and its consolidated results of operations and cash flows for the periods indicated, subject to normal year-end adjustments;

5.1.5 together with each delivery of financial statements pursuant to Sections 5.1.1. and 5.1.3., a certificate of the Chief Financial Officer or the President of the Borrower substantially in the form of Exhibit F-6 (a "Compliance Certificate"), duly completed, setting forth the calculations required to establish compliance with Section 6.3., on the date of such financial statements;

5.1.6 within five Business Days after the Borrower becomes aware of the occurrence of any Default or Event of Default, a certificate of a Senior Officer of the Borrower setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto;

5.1.7 promptly upon their becoming available, copies of all material reports, notices and proxy statements sent or made available by the Borrower or Nordstrom to its security holders, and all material registration statements (other than the exhibits thereto) and annual, quarterly or monthly reports, if any, filed by the Borrower or Nordstrom with the SEC;

5.1.8 within five Business Days after Borrower becomes aware of the occurrence of an ERISA Event, a statement of a Senior Officer of the Borrower setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto, together with a copy of the notice, if any, of such event given or required to be given to the PBGC; within five days of the date the Borrower or any member of the Controlled Group becomes obliged to make or accrue a contribution to a Multiemployer Plan, a statement of a Senior Officer of the Borrower setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto;

5.1.9 within five Business Days after the Borrower obtains knowledge thereof, notice of all litigation or proceedings commenced or threatened affecting the Borrower or any Subsidiary (a) that would reasonably be expected to have a Material Adverse Effect or (b) that questions the validity or enforceability of any Loan Document or the Investment Agreement;

5.1.10 promptly notify the Agent of any move of its principal executive office from the State of Colorado; and

5.1.11 from time to time such additional information regarding the Borrower, any Subsidiary or Nordstrom or the business, assets, liabilities, prospects, results of operation or financial condition of any such Person as the Agent, on behalf of any Lender Party, may reasonably request.

Section 5.2 Records and Inspection. The Borrower shall, and shall cause each Subsidiary to, maintain adequate books, records and accounts as may be required or necessary to permit the preparation of financial statements in accordance with sound business practices and GAAP. The Borrower shall, and shall cause each Subsidiary to, permit such Persons as the Agent may designate, at reasonable times during the Borrower's regular office hours as often as may reasonably be requested and under reasonable circumstances, to
(a) visit and inspect any of its properties, (b) inspect and copy its books and records, and (c) discuss with its officers and its independent accountants, its business, assets, liabilities, results of operation or financial condition.

Section 5.3 Corporate Existence, Etc. The Borrower shall, and shall (except as otherwise permitted under Section 6.4) cause each Subsidiary to, at all times preserve and keep in full force and effect its corporate existence and all material rights and franchises.

Section 5.4 Payment of Taxes and Claims. The Borrower shall, and shall cause each Subsidiary to, pay and discharge (a) all Taxes imposed upon it or any of its properties or in respect of any of its franchises, business, income or property before any penalty shall be incurred with respect to such Taxes, and
(b) all claims of any kind (including claims for labor, material and supplies) that, if unpaid, might by Applicable Law become a Lien upon its property; provided, however, that, unless and until foreclosure, distraint, levy, sale or similar proceedings shall have commenced, the Borrower need not pay or discharge any such Tax or claim so long as the validity or amount thereof is being contested in good faith and by appropriate proceedings and so long as any reserves or other appropriate provisions as may be required by GAAP shall have been made therefor.

Section 5.5 Maintenance of Properties. The Borrower shall, and shall cause each Subsidiary to, maintain or cause to be maintained in good repair, working order and condition (ordinary wear and tear excepted), all properties and other assets useful or necessary to its business, and from time to time the Borrower shall make or cause to be made all appropriate repairs, renewals and replacements thereto. The Borrower shall, and shall cause each of its Subsidiaries to, use reasonable efforts to prevent offsets of and defenses to its receivables and other rights to payment.

Section 5.6 Maintenance of Insurance. The Borrower shall, and shall cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance (or adequate self insurance) in at least such amounts, of such character and against at least such risks as is usually maintained by companies of established repute engaged in the same or a similar business in the same general area.

Section 5.7 Conduct of Business; Compliance with Law. The Borrower shall not change the general character of its business as conducted at the date hereof or engage, directly or through a Subsidiary, in any type of business not reasonably related to its business as normally conducted. The Borrower shall maintain, and cause each Subsidiary to maintain, its right to carry on business in any jurisdiction where it is doing business at such time and remain in and continuously operate the same lines of business presently engaged in except for periodic shutdown in the ordinary course of business and interruptions caused by strike, labor dispute, catastrophe or any other events over which it has no control. The Borrower shall, and shall cause each of its Subsidiaries to, conduct its business in compliance in all material respects with all Applicable Law and all its Contractual Obligations except where failure to do so does not result in a Material Adverse Effect.

Section 5.8 Further Assurances. At any time and from time to time, upon the request of the Agent, the Borrower shall execute and deliver, and shall cause its Subsidiaries to execute and deliver, such further documents and do such other acts and things as the Agent may reasonably request in order to effect fully the purposes of the Loan Documents and any other agreement contemplated thereby and to provide for payment and performance of the Obligations in accordance with the terms of the Loan Documents.

Section 5.9 Future Information. All data, certificates, reports, statements, documents and other information the Borrower shall furnish to the Lender Parties in connection with the Loan Documents shall, at the time the information is furnished, not contain any untrue statement of a material fact, shall be complete and correct in all material respects to the extent necessary to give the Lender Parties sufficient and accurate knowledge of the subject matter thereof, and shall not omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such information is furnished.

Section 5.10 Subordination of Intercompany Debt. The Borrower shall cause all Debt of the Borrower to Nordstrom or any other Affiliate to be subordinated to the prior payment in full in cash of the Obligations on terms of subordination no less favorable to the Lender Parties than the terms of subordination set forth in the Investment Agreement.


ARTICLE 6

NEGATIVE COVENANTS OF THE BORROWER

So long as any portion of the Revolving Commitments shall be in effect and until all Obligations are paid and performed in full:

Section 6.1 Liens. The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any asset of the Borrower or any Subsidiary, whether now owned or hereafter acquired, except:

6.1.1  Liens securing the Obligations and Existing Liens;

6.1.2 (a) Liens for Taxes, assessments or charges of any Governmental Authority for claims that are not material and are not yet due or are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, bankers and other Liens imposed by law and created in the ordinary course of business for amounts that are not material and are not yet due or being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (c) Liens incurred and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance (including by way of surety bonds or appeal bonds) of tenders, bids, leases, contracts, statutory obligations or similar obligations or arising as a result of progress payments under contracts, in each case in the ordinary course of business and not relating to the repayment of Debt; (d) easements, rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded) that do not materially interfere with the ordinary conduct of business, materially detract from the value of the asset to which they attach or materially impair the use thereof;
(e) building restrictions, zoning laws and other statutes, laws, rules, regulations, ordinances and restrictions; and (f) leases, subleases or easements granted in the ordinary course of business to others not materially interfering with the business of, and consistent with past practices of, the Borrower or any Subsidiary;

6.1.3 any attachment or judgment Lien, not otherwise constituting an Event of Default, in existence less than 30 days after the entry thereof or with respect to which (a) execution has been stayed, (b) payment is covered in full by insurance, or (c) the Borrower is in good faith prosecuting an appeal or other appropriate proceedings for review and has set aside on its books such reserves as may be required by GAAP with respect to such judgment or award;

6.1.4  Liens securing Debt of the Borrower, including Capitalized Leases, used to finance the acquisition of fixed assets of the Borrower, the construction of additional buildings or the expansion otherwise of its facilities, provided that such Debt (a) does not exceed the cost to the Borrower of the assets acquired with the proceeds of such Debt, (b) in the case of new construction or expansion of existing facilities, is either a construction or permanent loan secured by the facilities constructed and the real property on which such facilities are located, and (c) in the case of other asset financing, is incurred within three months following the date of the acquisition, provided that any such Lien does not encumber any property other than the assets acquired with the proceeds of such Debt;

6.1.5 Liens existing on assets of any Person at the time such Person becomes a Subsidiary, provided such Lien does not encumber any assets other than the assets subject to such Lien at the time such Person becomes a Subsidiary;

6.1.6 Liens arising from the securitization of receivables, to the extent the Debt arising from such securitization is permitted hereunder;

6.1.7 any Lien constituting a renewal, extension or replacement of any Existing Lien or any Lien permitted by Section 6.1.4 or 6.1.5., provided such Lien is limited to all or a part of the property subject to the Lien extended, renewed or replaced; and

6.1.8 other Liens incidental to the conduct of the business or the ownership of the assets of the Borrower or any Subsidiary that (a) were not incurred in connection with borrowed money, (b) do not in the aggregate materially detract from the value of the assets subject thereto or materially impair the use thereof in the operation of such business and (c) do not secure obligations aggregating in excess of $5,000,000.

Section 6.2 Restricted Payments. The Borrower shall not, and shall not permit any Subsidiary to, declare, pay or make, or agree to declare, pay or make, any Restricted Payment, except (a) dividends, distributions or payments by any Subsidiary to the Borrower, or (b) if no Default or Event of Default then exists or would result therefrom (assuming for this purpose that compliance with Section 6.3. is being measured as of the end of the immediately preceding Fiscal Quarter giving pro forma effect to the Restricted Payment).

Section 6.3  Financial Covenants.

6.3.1 Coverage Ratio. The Coverage Ratio shall not be less than 1.25 to 1.00 at the end of any Fiscal Quarter. "Coverage Ratio" means a ratio at the date at which the determination is made determined pursuant to the following formula, based on figures for the immediately preceding Fiscal Quarter:


CR=IAFC/
    FC

CR=Coverage Ratio
IAFC=Income Available for Fixed Charges
FC=Fixed Charges

"Income Available for Fixed Charges" means the net earnings of the Borrower and its Subsidiaries, before any deduction for Fixed Charges or provision for Taxes in respect of income. "Fixed Charges" means total interest expense of the Borrower and the Subsidiaries with respect to Liabilities, whether paid or accrued. "Liabilities" means all liabilities of the Borrower and the Subsidiaries that have been or would properly be classified as liabilities on the balance sheet of the Borrower and the Subsidiaries.

6.3.2 Debt to Tangible Net Worth. At the end of each Fiscal Quarter, the ratio of (a) Debt of the Borrower and the Subsidiaries minus Subordinated Debt to (b) Tangible Net Worth plus Subordinated Debt shall be 7.0 to 1.0 or less. "Subordinated Debt" means, at any time, all Debt of the Borrower and the Subsidiaries for borrowed money outstanding at such time that, by its terms, is subordinated both in time and right of payment to the prior payment in full in cash of all trade credit and the Obligations. "Tangible Net Worth" means, at any time, the stockholder's equity of the Borrower and the Subsidiaries, minus Intangible Assets at such time. "Intangible Assets" means, to the extent reflected in stockholder's equity all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or development expenses and other intangible assets of the Borrower and the Subsidiaries.

Section 6.4 Restriction on Fundamental Changes. The Borrower shall not, and shall not permit any Subsidiary to, enter into any merger, consolidation, reorganization or recapitalization, liquidate, wind up or dissolve or sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its or their business or assets, whether now owned or hereafter acquired, provided that as long as no Default or Event of Default shall exist after giving effect thereto (a) any Solvent Subsidiary or other Solvent Person (other than the Borrower) may be merged or consolidated with or into the Borrower (so long as the Borrower is the surviving entity) or any Subsidiary, (b) any Subsidiary may be liquidated, wound up or dissolved, and (c) in addition to transactions permitted under
Section 6.5, all or substantially all of any Subsidiary's business or assets may be sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Borrower or another Subsidiary.

Section 6.5 Asset Dispositions. The Borrower shall not, and shall not (except as permitted by Section 6.4(c)) permit any Subsidiary to, sell, lease or otherwise dispose of during any Fiscal Year property or other assets constituting, in the aggregate, 10% or more of the Borrower's and its Subsidiaries' assets, taken as a whole, in terms of either book value or fair market value, whichever is lower. Notwithstanding the foregoing limitation, Borrower shall be permitted to sell its receivables in a transaction to securitize such receivables.

Section 6.6 Transactions with Affiliates. The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into any transaction (including the purchase, sale, lease, or exchange of any property or the rendering of any service) with any Affiliate of the Borrower, unless
(a) such transaction is not otherwise prohibited by this Agreement, (b) such transaction is in the ordinary course of business and (c) if such transaction is other than with a Wholly-Owned Subsidiary, such transaction is on fair and reasonable terms no less favorable to the Borrower or its Subsidiary, as the case may be, than those terms which might be obtained at the time in a comparable arm's length transaction with a Person who is not an Affiliate or, if such transaction is not one which by its nature could be obtained from such other Person, is on fair and reasonable terms and was negotiated in good faith, provided that this Section shall not restrict (i) dividends, distributions and other payments and transfers on account of any shares of capital stock of the Borrower or any Subsidiary otherwise permissible hereunder, and (ii) transactions pursuant to the Investment Agreement and any other agreement between the Borrower and any Affiliate of the Borrower pursuant to which the Borrower purchases or discounts accounts receivable in the ordinary course of its business.

Section 6.7 Amendments of Investment Agreement. The Borrower will not amend the Investment Agreement, or waive or otherwise relinquish any of its rights or causes of action under or arising out of such agreement, if such amendment, waiver or relinquishment would have a Material Adverse Effect. For purposes of this Section, "Material Adverse Effect" shall include any waiver or relinquishment of the Borrower's rights or causes of action in respect of Nordstrom's obligation to ensure that Nordstrom holds a positive investment in the Borrower, as required by Section 5 of the Investment Agreement, or (b) Nordstrom's obligation to ensure that Borrower's Fixed Charges Ratio (as defined in the Investment Agreement) is no less than 1.25 to 1, as required by
Section 4 of the Investment Agreement.

ARTICLE 7

EVENTS OF DEFAULT, ETC.

Section 7.1 Events of Default. The occurrence of any one or more of the following events, acts or occurrences shall constitute an event of default (each an "Event of Default"):

7.1.1 Failure to Make Payments. The Borrower (a) shall fail to pay as and when due (whether at stated maturity, upon acceleration, upon required prepayment or otherwise) any principal of any Loan, or (b) shall fail to pay any interest, Fees or other amounts (other than principal) payable under the Loan Documents within five days of the date when due under the Loan Documents; or

7.1.2  Default in Other Debt.  (a) Nordstrom, the Borrower or any Subsidiary

shall default in the payment (whether at stated maturity, upon acceleration, upon required prepayment or otherwise), beyond any period of grace provided therefor, of any principal of or interest on any other Debt with a principal amount (individually or in the aggregate) in excess of $10,000,000, or (b) any other breach or default (or other event or condition), beyond any period of grace provided therefor, shall occur under the Nordstrom Credit Agreement or under any agreement, indenture or instrument relating to any such other Debt with a principal amount (individually or in the aggregate) in excess of $10,000,000, if the effect of such breach or default (or such other event or condition) is to cause, or to permit the holder or holders of the other Debt (or a Person on behalf of such holder or holders) to cause (upon the giving of notice or otherwise), such other Debt to become or be declared due and payable, or required to be prepaid, redeemed, purchased or defeased (or an offer of prepayment, redemption, purchase or defeasance be made), prior to its stated maturity (other than by a scheduled mandatory prepayment); provided, however, that if any such breach or default described in this Section 7.1.2. is cured or waived prior to any action being taken pursuant to Section 7.2.1 or 7.2.2., the Event of Default under this Agreement in respect of such breach or default shall be deemed cured to the extent of such cure or waiver; or

7.1.3 Breach of Certain Covenants. The Borrower shall fail to perform, comply with or observe any agreement, covenant or obligation under Article 6 or under Section 5.1.6. or 5.3. (insofar as it requires the preservation of the corporate existence of the Borrower); or

7.1.4 Other Defaults Under Loan Documents. The Borrower shall fail to perform, comply with or observe any agreement, covenant or obligation under any provision of any Loan Document (other than those provisions referred to in Sections 7.1.1., 7.1.2. and 7.1.3.) and such failure shall not have been remedied within 30 days after written notice thereof by the Agent, at the request of the Required Lenders, to the Borrower; or

7.1.5 Breach of Warranty. Any representation or warranty or certification made or furnished by the Borrower under any Loan Document shall prove to have been false or incorrect in any material respect when made (or deemed made); or

7.1.6 Involuntary Bankruptcy; Appointment of Receiver, Etc. There shall be commenced against the Borrower, Nordstrom or any Subsidiary of any such Person, an involuntary case seeking the liquidation or reorganization of the Borrower, Nordstrom or any Subsidiary of any such Person under Chapter 7 or Chapter 11, respectively, of the Bankruptcy Code or any similar proceeding under any other Applicable Law or an involuntary case or proceeding seeking the appointment of a receiver, liquidator, sequestrator, custodian, trustee or other officer having similar powers of the Borrower, Nordstrom or any Subsidiary of any such Person or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business, and any of the following events occur: (a) the Borrower, Nordstrom or such Subsidiary consents to the institution of the involuntary case or proceeding; (b) the petition commencing the involuntary case or proceeding is not timely controverted; (c) the petition commencing the involuntary case or proceeding remains undismissed and unstayed for a period of 60 days; or (d) an order for relief shall have been issued or entered therein; or

7.1.7 Voluntary Bankruptcy; Appointment of Receiver, Etc. The Borrower, Nordstrom or any Subsidiary of any such Person shall institute a voluntary case seeking liquidation or reorganization under Chapter 7 or Chapter 11, respectively, of the Bankruptcy Code or any similar proceeding under any other Applicable Law, or shall consent thereto; or shall consent to the conversion of an involuntary case to a voluntary case; or shall file a petition, answer a complaint or otherwise institute any proceeding seeking, or shall consent to or acquiesce in the appointment of, a receiver, liquidator, sequestrator, custodian, trustee or other officer with similar powers of it or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business; or shall make a general assignment for the benefit of creditors; or shall generally not pay its debts as they become due; or the Board of Directors of the Borrower, Nordstrom or any such Subsidiary (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

7.1.8 Judgments and Attachments. The Borrower or any Subsidiary shall suffer any money judgments, writs or warrants of attachment or similar processes that, individually or in the aggregate, involve an amount or value in excess of $5,000,000 and such judgments, writs, warrants or other orders shall continue unsatisfied and unstayed for a period of 60 days; or

7.1.9 ERISA. The Borrower or any member of the Controlled Group shall fail to pay when due any material amount or amounts that it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against the Borrower or any member of the Controlled Group to enforce Section 515 of ERISA; or any ERISA Event shall occur which could reasonably be expected to have a Material Adverse Effect; or the Borrower or any member of the Controlled Group shall partially or completely withdraw from any Multiemployer Plan; or any Multiemployer Plan to which Borrower or any member of its Controlled Group becomes obliged to make or accrue a contribution is placed in reorganization or terminates;

7.1.10 Change of Control. Nordstrom shall at any time cease to own and hold, directly or indirectly, beneficial ownership of all outstanding shares of Capital Stock of the Borrower or any such shares shall become subject to any Lien; or

7.1.11 Termination of Loan Documents, Etc. Any Loan Document, or any material provision thereof, shall cease to be in full force and effect for any reason; or the Borrower shall contest or purport to repudiate or disavow any of its obligations under or the validity of enforceability of any Loan Document or any material provision thereof; or

7.1.12 Fundamental Change. The dissolution, liquidation, merger, consolidation or sale of all or substantially all assets of Nordstrom, except a merger or consolidation of Nordstrom (a) where Nordstrom is the surviving entity and (b) such transaction does not otherwise constitute a Default or an Event of Default or violate any material provision in any Contractual Obligation (including any Debt agreement or indenture) of Nordstrom.


Section 7.2  Remedies.  Upon the occurrence of an Event of Default:

7.2.1 If an Event of Default occurs under Section 7.1.6. or 7.1.7., then the Revolving Commitments shall automatically and immediately terminate, and the obligation of the Lenders to make any Loan hereunder shall cease, and the unpaid principal amount of the Loans and all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice or other requirements of any kind, all of which are hereby expressly waived by the Borrower.

7.2.2 If an Event of Default occurs, other than under Section 7.1.6. or 7.1.7., the Agent shall (a) upon written request of the Required Lenders, by written notice to the Borrower, declare that the Revolving Commitments and all pending Bid Loan Quotes (whether or not accepted) are terminated, whereupon the obligation of the Lender Parties to make any Loan hereunder shall cease, and/or (b) upon written request of the Required Lenders, declare the unpaid principal amount of the Loans and all other Obligations to be, and the same shall thereupon become, due and payable, without presentment, demand, protest, any additional notice or other requirements of any kind, all of which are hereby expressly waived by the Borrower.

ARTICLE 8

THE AGENT AND THE LENDERS

Section 8.1  Authorization and Action.

8.1.1 Each Lender hereby irrevocably appoints and authorizes the Agent Bank to act as its agent hereunder and under the other Loan Documents, to execute


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

and deliver or accept, on its behalf, the other Loan Documents and any other documents, instruments and agreements related thereto or hereto to take such action on its behalf under the provisions hereof and thereof and to exercise such rights, remedies, powers and privileges hereunder and thereunder as are delegated to the Agent by the terms hereof and thereof, together with such rights, remedies, powers and privileges as are reasonably incidental thereto.

8.1.2 Except for any matters expressly subject to the consent or approval of the Agent under the Loan Documents, the Agent shall not, without the prior approval of the Required Lenders (or, as provided in Section 9.3., all of the Lenders), consent to any departure by the Borrower from the terms of, waive any default under or otherwise amend this Agreement or any other Loan Documents. The Agent will, to the extent practicable under the circumstances, consult with the other Lender Parties prior to taking action on their behalf under the Loan Documents and in acting as their Agent thereunder. The Agent will not take any action contrary to the written direction of Required Lenders, will take any lawful action not contrary to the provisions of the Loan Documents prescribed in written instructions of the Required Lenders (or, as provided in Section 9.3., all the Lenders) and, as to any matters not expressly provided for by the Loan Documents (including enforcement or collection), may decline to take any action, except upon the written instructions of the Required Lenders (or, as provided in Section 9.3., all the Lenders). If such instructions are requested reasonably promptly, the Agent shall be absolutely entitled to refrain from taking any action and shall not have any liability to the Borrower or any Lender for refraining from taking any action until it shall have received such instructions. Any provision of this Agreement or any other Loan Document to the contrary notwithstanding, the Agent shall in no event be required to take or refrain from taking any action that would, in the Agent's opinion, expose the Agent to any liability or be inconsistent with the Agent's practice in similar situations when acting solely for its own account or be contrary to the provisions of any Loan Document or Applicable Law.

8.1.3 The Agent shall not have any duties or responsibilities except those expressly set forth in the Loan Documents. No duty to act, or refrain from acting, and no other obligation whatsoever, shall be implied on the basis of any right, power or authority granted to the Agent or shall become effective in the event of any temporary or partial exercise of such rights, power or authority. The Agent shall not be required to exercise any right, power, remedy or privilege granted to it in any Loan Document, to ascertain or inquire whether any Default or Event of Default has occurred and is continuing, or to inspect the property (including the books and records) of the Borrower or to take any other affirmative action, except as provided in
Section 7.2., or unless requested or directed to do so in accordance with the provisions of Section 8.1.2.

8.1.4 The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any other Lender Party. Except for notices, reports and other documents and information expressly required to be furnished to the Lender Parties by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender Party with any credit or other


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
information concerning the affairs, financial condition or business of the Borrower that may come into the possession of the Agent or any of its Affiliates.

Section 8.2 Exculpation; Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents, attorneys or employees shall be liable to the Borrower or any other Lender Party for any action taken or omitted to be taken by it or them under or in connection with any Loan Document (a) with the consent or at the request of the Required Lenders (or, as provided in Section 9.3., all the Lenders), or (b) in any other circumstances, except for its or their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. The Agent makes no warranty or representation to any other Lender Party and shall not be responsible to any other Lender Party for any recitals, statements, warranties or representations made in, or in connection with, any Loan Document or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of any Loan Document or any financial information, opinions of counsel or other documents executed and delivered pursuant thereto, or for the financial condition of the Borrower. The Agent shall not be responsible to any Lender for the satisfaction of any condition specified in Article 3., except receipt of items required to be delivered to the Agent. The Agent may treat the payee of any Note as the holder thereof until the Agent receives the related Assignment and Assumption signed by such holder and the assignee and in form satisfactory to the Agent. The Agent shall be entitled to rely upon any notice, certificate or other writing believed by the Agent to be genuine and correct and to have been signed or sent by the proper Person or Persons. The Agent shall be entitled to consult with legal counsel, independent public accountants and other experts selected by the Agent and to act in reliance upon the advice of such counsel and other experts concerning its actions and duties hereunder.

Section 8.3 Agent and Affiliates. In its capacity as a Lender, the Agent Lender shall have the same rights, powers and obligations under this Agreement and the other Loan Documents as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent, including the right to give or deny consent to any action requiring consent or direction of the Required Lenders or all the Lenders. The Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, enter into and otherwise be a party to securitization transactions with and generally engage in any kind of business with, the Borrower, any Subsidiary and any Affiliate of the Borrower, all as if the Agent were not the Agent and without any duty to account therefor to the Lenders. The Agent shall be entitled to receive from the Borrower its fees or portions thereof in connection with this transaction without any liability to account therefor to any other Lender, except as the Agent may have expressly agreed.

Section 8.4 Lender Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon the Agent or any other Lender Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon the Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

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

Section 8.5 Indemnification. The Agent shall in no event be required to take any action under the Loan Documents or in relation thereto unless it shall first be indemnified to its satisfaction by the other Lender Parties against any and all liability and expense that it may incur by reason of taking any such action. Each Lender (other than the Designated Bidders) agrees to indemnify and hold the Agent harmless (to the extent not promptly paid or reimbursed by the Borrower), ratably according to their respective Revolving Commitments, from and against any and all (a) costs, expenses and other amounts otherwise payable by the Borrower for the account of the Agent pursuant to Section 9.1. and (b) Indemnified Liabilities that may be imposed on, incurred by, or asserted against the Agent, except to the extent they are finally adjudged by a court of competent jurisdiction to have directly resulted from the gross negligence or willful misconduct of the Agent.

Section 8.6 Successor Agent. The Agent may resign at any time as Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower. The Agent may be removed at any time with or without cause by written action of the Required Lenders (other than the Agent Bank) delivered to the Agent. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent with the prior consent of the Borrower (provided that such consent shall not be unreasonably withheld and no such consent shall be required if an Event of Default shall have occurred and is continuing). If no successor Agent shall have been so appointed by the Required Lenders (and, if required, approved by the Borrower), and shall have accepted such appointment, within 30 days after the retiring Agent's notice of resignation or the removal of the Agent, then the retiring or removed Agent may with the prior consent of the Borrower (provided that such consent shall not be unreasonably withheld and no such consent shall be required if an Event of Default shall have occurred and is continuing), on behalf of the other Lender Parties, appoint a successor Agent, which shall be a financial institution having a combined capital and surplus of at least $100,000,000, or a branch or agency of such a financial institution, organized or licensed to do business under the laws of the United States of America or any State thereof. Upon the acceptance of any appointment as the Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged of its duties and obligations under the Loan Documents. Upon any retiring Agent's resignation or removal, the provisions of this Article 8. (as well as other expense reimbursement, indemnification and exculpatory provisions in the other Loan Documents) shall continue in effect for its benefit as to any actions taken or omitted by it while it was Agent.

Section 8.7 Excess Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Obligations in excess of its pro rata share of payments and other recoveries on account of such Obligations obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in such Obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of the other Lenders; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to such Lender to the extent of such recovery, but without interest

 .
The Borrower agrees that any Lender so purchasing a participation from-another Lender pursuant to this Section 8.7. may, to the fullest extent permitted by Applicable Law and by Section 9.8., exercise all of its rights of payment (including setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

Section 8.8 Lender Parties. The provisions of this Article 8 are solely for the benefit of the Agent and the other Lender Parties and the Borrower shall not have any rights to rely on or enforce any of the provisions hereof (except that the provisions of Sections 8.6. are also for the benefit of the Borrower). In performing its functions and duties under the Loan Documents, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower.

Section 8.9  Payments; Availability of Funds; Certain Notices.

8.9.1 If the Agent shall fail to deliver to any other Lender Party its share of any payment received from the Borrower as and when required by Section 2.9., the Agent shall pay to such Lender its share of such payment together with interest on such amount at the Federal Funds Rate, for each day from the date such amount was required to be paid to such Lender until the date the Agent pays such amount to such Lender, calculated as set forth in Section 2.4.4.

8.9.2 Unless (a) the Agent shall have been notified by a Lender prior to the date upon which a Loan is to be made or (b) the Agent shall have been notified by the Borrower prior to the date on which the Borrower is required to make any payment hereunder that such Lender or the Borrower, as the case may be (the "Obligated Party"), does not intend to make available to the Agent the Obligated Party's portion of such Loan or such payment, the Agent may assume that the Obligated Party will make such amount available to the Agent on such date and the Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower (in the case of a Loan) or the Lenders (in the case of a payment by the Borrower) a corresponding amount. If such corresponding amount is not in fact made available to the Agent by the Obligated Party, the Agent shall be entitled to recover such amount on demand from the Obligated Party (or, in the case of a Loan, if the Lender that is the Obligated Party fails to pay such amount forthwith upon such demand, from the Borrower). Such amount shall be payable together with interest thereon from the day on which such corresponding amount was made available by the Agent to the Lender or the Borrower, as applicable, to the date of payment by the Obligated Party (or the Borrower, as applicable), at a rate of interest equal to (i) in the case of any payment by any other Lender Party, the Federal Funds Rate, and (ii) in the case of any payment by the Borrower, the interest rate applicable to the Loan.

8.9.3 The Agent shall promptly notify the Lenders by telex or telecopy of each Interest Period chosen by the Borrower, the Euro-Dollar Rate for each Interest Period (and the relevant interest rate), the date of any expected payment and all other material notices transmitted by the Borrower.

Section 8.10  Obligations of Lender Parties Several; Enforcement by the Agent.

8.10.1 Each Lender Party's obligations hereunder are several, and not joint or joint and several. The failure of any Lender Party to make any Loan or otherwise to perform its obligations hereunder will not increase the obligations of any other Lender Party. Notwithstanding the foregoing, any Lender may assume, but shall have no obligation to any Person to assume, any non-performing Lender's obligation to make a Loan. Nothing contained in this Agreement and no action taken by the Agent or any other Lender Party pursuant to this Agreement shall be deemed to constitute the Agent and any other Lender Party to be a partnership, an association, a joint venture or any other kind of entity.

8.10.2 Each Lender agrees that, except with the prior written consent of the Agent or as provided in Section 9.8., no Lender Party shall have any right individually to enforce any Loan Document or any provision thereof, or make demand thereunder, it being agreed that such rights and remedies may only be exercised by the Agent for the ratable benefit of the Lenders upon the terms of this Agreement.

Section 8.11 Managing Agents. No Managing Agent, in such capacity, shall have any right, power, obligation, liability, duty or responsibility whatsoever under the Loan Documents, and no Managing Agent shall be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Managing Agents in deciding to enter into this Agreement or in taking or not taking any action hereunder.

ARTICLE 9

MISCELLANEOUS

Section 9.1  Expenses.  The Borrower shall pay on demand:

9.1.1 any and all attorneys' fees and disbursements (including allocated costs of in-house counsel) and out-of-pocket cost and expenses incurred by the Agent in connection with the development, drafting and negotiation of the Loan Documents, any amendments thereto and the syndication and closing of the transactions contemplated thereby; and

9.1.2 all costs and expenses (including fees and disbursements of in-house and other attorneys, appraisers and consultants) incurred by the Lender Parties in any workout, restructuring or similar arrangements or, after an Event of Default, in connection with the protection, preservation, exercise or enforcement of any of the terms of the Loan Documents or in connection with any foreclosure, collection or bankruptcy proceedings.

Section 9.2  Indemnity.

9.2.1 Borrower shall indemnify, defend and hold harmless each Lender Party and its Affiliates and the officers, directors, employees, agents, attorneys, affiliates, successors and assigns of each Lender Party and its Affiliates (collectively, the "Indemnitees") from and against (a) any and all transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of the Loan Documents or the making of the Loans (provided that any Lender claiming any additional amounts payable pursuant to this Section 9.2.1(a) shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender), and (b) any and all liabilities, losses, damages, penalties, judgments, claims, costs and expenses of any kind or nature whatsoever (including reasonable attorneys' fees, including allocated costs of in-house counsel, and disbursements in connection with any actual or threatened investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by or asserted against such Indemnitee, in any manner relating to or arising out of the Loan Documents, the Loans, or the use or intended use of the proceeds of the Loans (the "Indemnified Liabilities"); provided that no Indemnitee shall have the right to be indemnified or held harmless hereunder for its own gross negligence, or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.

9.2.2 To the extent that the undertaking to indemnify and hold harmless set forth in Section 9.2.1. may be unenforceable as violative of any Applicable Law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under Applicable Law. All Indemnified Liabilities shall be payable on demand.

Section 9.3  Waivers; Modifications in Writing.

9.3.1 No amendment of any provision of this Agreement or any other Loan Document (including a waiver thereof or consent relating thereto) shall be effective unless the same shall be in writing and signed by the Agent and the Required Lenders and, except as to a waiver or consent requested by or to the benefit of the Borrower, the Borrower. Notwithstanding the foregoing:

9.3.1.1 no amendment, waiver, consent, forbearance or other agreement that has the effect of (a) reducing the rate or amount, or extending the stated maturity or due date, of any amount payable by the Borrower to any Lender Party under the Loan Documents, (b) increasing the amount, or extending the stated termination or reduction date, of any Lender's Revolving Commitment hereunder or subjecting any Lender Party to any additional obligation to extend credit, (c) altering the rights and obligations of the Borrower to prepay the Loans, or (d) changing this Section 9.3. or the definition of the term "Required Lenders" or any other percentage of Lenders specified in this Agreement to be the applicable percentage to act on specified matters shall be effective unless the same shall be signed by or on behalf of all of the Lenders (other than the Designated Bidders);

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

9.3.1.2 no amendment that has the effect of (a) increasing the duties or obligations of the Agent, (b) increasing the standard of care or performance required on the part of the Agent, or (c) reducing or eliminating the indemnities or immunities to which the Agent is entitled (including any amendment of this Section), shall be effective unless the same shall be signed by or on behalf of the Agent;

9.3.1.3 no amendment that has the effect of (a) increasing the duties or obligations of any Designated Bidder, (b) reducing the principal of, interest on, or other amounts due with respect to the Bid Loan Note payable to any Designated Bidder, or (c) amending the definition of Required Lenders in a manner which adversely affects a Designated Bidder, shall be effective unless the same shall be signed by or on behalf of such Designated Bidder; and

9.3.1.4 any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. Any amendment effected in accordance with this Section 9.3. shall be binding upon each present and future Lender Party and the Borrower.

Section 9.4 Cumulative Remedies; Failure or Delay. The rights and remedies provided for under this Agreement are cumulative and are not exclusive of any rights and remedies that may be available to the Lender Parties under Applicable Law or otherwise. No failure or delay on the part of any Lender Party in the exercise of any power, right or remedy under the Loan Documents shall impair such power, right or remedy or operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude other or further exercise thereof or of any other power, right or remedy.

Section 9.5 Notices, Etc. All notices and other communications under this Agreement shall be in writing and (except for financial statements, other related informational documents and routine communications, which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by prepaid courier, by overnight, registered or certified mail (postage prepaid), or by telex or telecopy, and shall be deemed given when received by the intended recipient thereof. Unless otherwise specified in a notice sent or delivered in accordance with this Section 9.5., all notices and other communications shall be given to the parties hereto at their respective addresses (or to their respective telex or telecopier numbers) indicated on
Schedule 1.1.B (in the case of the Lender Parties) or Schedule 9.5. (in the case of the Borrower).

Section 9.6  Successors and Assigns; Designations.

9.6.1 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Borrower may not assign or transfer any interest hereunder without the prior written consent of each Lender Party.

9.6.2 Subject to the terms of this Section 9.6.2, each Lender (other than the Designated Bidders) shall have the right at any time to assign (an "Assignment") all or any portion of such Lender's Revolving Commitment and Loans to one or more banks or other institutions; provided, however, that (a) each Assignment to any Person that is not then a Lender with a Revolving Commitment shall be of a portion of the Loans and Revolving Commitments at least equal to $10,000,000 (or, if less, all of the assigning Lender's Loans and Revolving Commitment) and, unless otherwise agreed by the Agent, shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement and the other Loan Documents; (b) no Assignment (other than an Assignment to a Person that is then a Lender with a Revolving Commitment or an Affiliate of such a Lender) shall be effective without the consent of the Borrower (unless a Default or Event of Default then exists) and the Agent, which consents shall not be unreasonably withheld or delayed; (c) the parties to the Assignment shall execute and deliver to the Agent an Assignment and Assumption substantially in the form of Exhibit H (an "Assignment and Assumption"); (d) so long as the Nordstrom Credit Agreement is in effect, each Assignment shall be made concurrently with an assignment of, and the applicable assignee shall concurrently assume, a ratable portion of the assigning Lender's Revolving Commitment and Loans under the Nordstrom Credit Agreement; and (e) the assignee shall pay to the Agent a processing and recordation fee of $3,500. From and after the date on which the conditions in the foregoing clauses and the Assignment and Assumption have been satisfied, the assignee shall be a "Lender" hereunder and, to the extent that rights and obligations hereunder have been assigned to it, shall have the rights and obligations of the assigning Lender hereunder, and the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an assignment covering all or the remaining portion of the assigning Lender's rights and obligations under this Agreement, shall cease to be a party hereto). The foregoing notwithstanding, each Designated Bidder may assign to its Designating Lender (as defined in Section
9.6.6 below) any Bid Loan owing to it.

9.6.3 Each Lender (other than the Designated Bidders) shall have the right at any time to grant or sell participations (each a "Participation") in all or any portion of such Lender's Revolving Commitment and Loans to one or more banks or other institutions without the consent of the Borrower or any other Lender Party, subject to the terms and conditions set forth in this Section
9.6.3. If any Lender sells or grants a Participation, (a) such Lender shall make and receive all payments for the account of its participant, (b) such Lender's obligations under this Agreement shall remain unchanged, (c) such Lender shall continue to be the sole holder of its Notes and other Loan Documents subject to the Participation and shall have the sole right to enforce its rights and remedies under the Loan Documents, (d) the Borrower and the other Lender Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents, and (e) the Participation agreement shall not restrict such Lender's ability to agree to any amendment of the terms of the Loan Documents, or to exercise or refrain from exercising any powers or rights that such Lender may have under or in respect of the Loan Documents, except that the participant may be granted the right to consent to (i) any reduction of the rate or amount, or any extension of the stated maturity or due date, of any principal, interest or Fees payable by the Borrower and subject to the

Participation, or (ii) any increase in the amount or extension of the stated termination or reduction date of the affected Revolving Commitment. A participant shall have the rights of the Lenders under Sections 2.11., 2.12.,
9.2. and 9.8., subject to the obligations imposed by such Sections; provided that amounts payable to any participant shall not exceed the amounts that would have been payable under such Sections to the Lender granting the Participation, had such Participation not been granted.

9.6.4 Each Lender may at any time assign or pledge any portion of its rights under the Loan Documents to a Federal Reserve Bank. No such assignment or pledge shall be subject to the provisions of Sections 9.6.2. or 9.6.3.

9.6.5 Each Lender shall have the right at any time to furnish one or more potential assignees or participants with any information concerning the Borrower, Nordstrom and their respective Subsidiaries that has been supplied by the Borrower, Nordstrom or any such Subsidiary to any Lender Party. The Borrower shall supply all reasonably requested information and execute and deliver all such instruments and take all such further action (including, in the case of an Assignment, the execution and delivery of replacement Notes) as the Agent may reasonably request in connection with any Assignment or Participation arrangement.

9.6.6 Each Lender (other than the Designated Bidders) may, with the written consent of the Borrower and the Agent (such consent not to be unreasonably withheld), designate one or more banks or other entities to have a right to make Bid Loans as a Lender pursuant to Section 2.2; provided, however, that
(i) no such Lender shall be entitled to make more than three such designations, (ii) each such Lender making one or more of such designations shall retain the right to make Bid Loans as a Lender pursuant to Section 2.2,
(iii) each such designation shall be to a Designated Bidder and (iv) the parties to each such designation shall execute and deliver to the Agent a Designation Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Designation Agreement, the designee thereunder shall be a party hereto with a right to make Bid Loans as a Lender pursuant to Section 2.2 and the obligations related thereto. The Lender designating any Designated Bidder (a "Designating Lender") shall act as the agent for such Designated Bidder and deliver and receive all communications and notices under the Credit Agreement and the other Loan Documents to and on behalf of such Designated Bidder and shall exercise on such Designated Bidder's behalf all rights, if any, to vote and to grant and make approvals, waivers, consents or amendments to or under the Credit Agreement and the other Loan Documents. Any document executed by a Designating Lender on the Designated Bidder's behalf in connection with the Credit Agreement or other Loan Documents shall be binding on the Designee.

Section 9.7  Choice of Forum.

9.7.1 All actions or proceedings arising in connection with this Agreement may be tried and litigated in state or Federal courts located in Denver, Colorado, unless such actions or proceedings are required to be brought in another court to obtain subject matter jurisdiction over the matter in controversy. EACH OF THE BORROWER AND THE LENDER PARTIES WAIVES ANY RIGHT IT

MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS, TO ASSERT THAT IT IS NOT SUBJECT TO THE JURISDICTION OF SUCH COURTS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

9.7.2 Nothing contained in this Section shall preclude the Lender Parties from bringing any action or proceeding arising out of or relating to this Agreement in the courts of any place where the Borrower or any of its assets may be found or located.

Section 9.8 Set Off. In addition to any rights now or hereafter granted under Applicable Law, during the existence of any Event of Default, each Lender Party is hereby irrevocably authorized by the Borrower, at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other indebtedness, in each case whether direct or indirect or contingent or matured or unmatured at any time held or owing by such Lender Party to or for the credit or the account of the Borrower, against and on account of the Obligations, irrespective of whether or not such Lender Party shall have made any demand for payment, provided that such Lender Party shall, promptly following such set off or application, give notice to the Borrower thereof, which notice shall contain an explanation of the basis for the set off or application.

Section 9.9 Changes in Accounting Principles. If any changes in generally accepted accounting principles from those used in the preparation of the financial statements referred to in this Agreement hereafter result from by the promulgation of rules, regulations, pronouncements, or opinions of or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), or there shall occur any change in the Borrower's fiscal or tax years and, as a result of any such changes, there shall result a change in the method of calculating any of the financial covenants, negative covenants, standards or other terms or conditions found in this Agreement, then the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such changes as if such changes had not been made.

Section 9.10 Survival of Agreements, Representations and Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the closing and the extensions of credit hereunder and shall continue until payment and performance of any and all Obligations. Any investigation at any time made by or on behalf of the Lender Parties shall not diminish the right of the Lender Parties to rely thereon. Without limitation, the agreements and obligations of the Borrower contained in Sections 2.11., 2.12., 9.1., and 9.2. and the obligations of the Lenders under Section 8.5. shall survive the payment in full of all other Obligations.

Section 9.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. Faxed signatures to this Agreement shall be binding for all purposes.

Section 9.12 Complete Agreement. This Agreement, together with the other Loan Documents, is intended by the parties as the final expression of their agreement regarding the subject matter hereof and as a complete and exclusive statement of the terms and conditions of such agreement.

Section 9.13 Limitation of Liability. No claim shall be made by the Borrower or any Lender Party against any party hereto or the Affiliates, directors, officers, employees or agents of any party hereto for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Borrower and each Lender Party waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 9.14 WAIVER OF TRIAL BY JURY. THE BORROWER AND THE LENDER PARTIES WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS AGREEMENT OR ANY ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.

[Space Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

Borrower:

NORDSTROM CREDIT, INC.
a Colorado corporation


By:/s/ John C. Walgamott
       -------------------------
Name:  John C. Walgamott
Title: President


Agent:

NATIONSBANK OF TEXAS, N.A.,
as Agent


By:/s/ Charles F. Lilygren
       -------------------------
Name:  Charles F. Lilygren
Title: Vice President

Lenders and Managing Agents:

NATIONSBANK OF TEXAS, N.A.,
as Lender


By:/s/ Charles F. Lilygren
       -------------------------
Name:  Charles F. Lilygren
Title: Vice President


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
as Lender and Managing Agent


By:/s/ Maria Vickroy-Peralta
       -------------------------
Name:  Maria Vickroy-Peralta
Title: Vice-President

MORGAN GUARANTY TRUST COMPANY
OF NEW YORK,
as Lender and Managing Agent


By:/s/ Adam J. Silver
       -------------------------
Name:  Adam J. Silver
Title: Associate


BANK ONE, COLORADO, N.A.
as Lender


By:/s/ David L. Ericson
       -------------------------
Name:  David L. Ericson
Title: Vice President

KEYBANK NATIONAL ASSOCIATION,
as Lender


By:/s/ Kathleen J. Johanson
       -------------------------
Name:  Kathleen J. Johanson
Title: Vice President


NORWEST BANK MINNESOTA,
NATIONAL ASSOCIATION,
as Lender


By:/s/ Janet M. Klein
       -------------------------
Name:  Janet M. Klein
Title: Vice President


PNC BANK, NATIONAL ASSOCIATION,
as Lender


By:/s/ Philip K. Liebscher
       -------------------------
Name:  Philip K. Liebscher
Title: Vice President

U.S. BANK,
as Lender


By:/s/ Arnold J. Conrad
       -------------------------
Name:  Arnold J. Conrad
Title: Vice President

SCHEDULE 1.1.A

REVOLVING COMMITMENTS

            Lender                                       Revolving Commitments
NationsBank of Texas, N.A.                                      $75,000,000
Bank of America                                                 $57,000,000
JP Morgan                                                       $57,000,000
Key Bank                                                        $30,000,000
US National Bank                                                $30,000,000
Bank One                                                        $21,000,000
Norwest Bank                                                    $15,000,000
PNC Bank, National Association                                  $15,000,000


Total                                                          $300,000,000

SCHEDULE 1.1.B


LENDERS INFORMATION


Agent's Address for Notice:

NATIONSBANK OF TEXAS, N.A., as Agent
901 Main Street
13th Floor
Dallas, Texas 75202
Fax: (214) 508-2515
Phone: (214) 508-3255
Attention: Molly Oxford

with a copy to:

NATIONSBANK OF TEXAS, N.A., as Agent
444 South Flower Street, Suite 1500
Los Angeles, California 90071
Fax:  (213) 624-5812
Phone:  (213) 236-4918
Attention: William B. Guffey

Agent's Account:NationsBank TX Dallas
ABA #  111000025
Attn:  Commercial Loans
Account # 1292000883
Ref:  Nordstrom Credit, Inc.

Lenders:

       Lender          Domestic Lending Office                      Euro-Dollar Lending Office
NationsBank            444 South Flower Street, Suite 4100      444 South Flower Street, Suite 4100
of Texas, N.A.         Los Angeles, California 90071            Los Angeles, California 90071
                       Fax:  (213) 236-5815                     Fax: (213) 236-5815
                       Telex:                                   Telex:
                       Phone:  (213) 236-4918                   Phone: (213) 236-4918
                       Attention: William B. Guffey             Attention: William B. Guffey

PNC Bank, National     249 Fifth Avenue                         249 Fifth Avenue
Association            One PNC Plaza, 2nd Floor                 One PNC Plaza, 2nd Floor
                       Pittsburgh, PA 15222-2707                Pittsburgh, PA 15222-2707
                       Fax: (412) 762-6484                      Fax: (412) 762-6484
                       Telex:                                   Telex:
                       Phone: (412) 762-3202                    Phone: (412) 762-3202
                       Attention: Philip K. Liebscher           Attention: Philip K. Liebscher
                       Borrowing Notices to Sally Hunter        Borrowing Notices to Sally Hunter

KeyBank National       700 5th Ave.                             700 5th Ave.
Association            P.O. Box 90                              P.O. Box 90
                       MS WA-31-10-4812                         MS WA-31-10-4812
                       Seattle, WA 98111                        Seattle, WA 98111
                       Fax: (206) 684-6035                      Fax: (206) 684-6035
                       Telex:                                   Telex:
                       Phone: (206) 684-6308                    Phone: (206) 684-6308
                       Attention: Kathleen J. Johanson          Attention: Kathleen J. Johanson

Morgan Guaranty        60 Wall Street, 22nd Floor               Nassau Bahamas Office

                                   2

Trust Company of       New York, New York 10260-0060            c/o J.P. Morgan Services Inc.
New York               Fax: (212) 648-9974                      Euro-Loan Servicing Unit
                       Telex: 177615 MGT UT or 620106 MGT       500 Stanton Christiana Road
                       UW                                       Newark, DE 19713
                       Phone: (212) 648-5018                    Fax: (302) 634-1094
                       Attention: Kevin J. O'Brien              Telex: 177425 MBDEL UT
                                                                Phone:
                                                                Attention:

U.S. Bank              1420 Fifth Avenue                        1420 Fifth Avenue
                       Seattle, WA 98101                        Seattle, WA 98101
                       Fax: (206) 587-5259                      Fax: (206) 587-5259
                       Telex:                                   Telex:
                       Phone: (206) 587-5236                    Phone: (206) 587-5236
                       Attention: Arnold J. Conrad              Attention: Arnold J. Conrad

Bank of America        555 California Street, 41st Floor        555 California Street, 41st Floor
National Trust &       San Francisco, CA 94104                  San Francisco, CA 94104
Savings Association    Fax: (415) 622-4585                      Fax: (415) 622-4585
                       Telex:                                   Telex:
                       Phone: (415) 622-7198                    Phone: (415) 622-7198
                       Attention: Maria Vickroy-Peralta         Attention: Maria Vickroy-Peralta

Bank One, Colorado,    1125 17th Street, 3rd Floor              1125 17th Street, 3rd Floor
N.A.                   Denver, CO 80202                         Denver, CO 80202
                       Fax: (303) 297-4435                      Fax: (303) 297-4435
                       Telex:                                   Telex:
                       Phone: (303) 297-4294                    Phone: (303) 297-4294
                       Attention: David Ericson                 Attention: David Ericson


Norwest Bank           6th & Marquette                          6th & Marquette
Minnesota, N.A.        Minneapolis, MN 55479                    Minneapolis, MN 55479
                       Fax: (612) 667-4145                      Fax: (612) 667-4145
                       Telex:                                   Telex:
                       Phone: (612) 667-5186                    Phone: (612) 667-5186
                       Attention: Debbie Edstrom                Attention: Debbie Edstrom

SCHEDULE 1.1.D

EXISTING LIENS
Nordstrom Credit, Inc.

None

SCHEDULE 3.1.2



CLOSING DOCUMENTS



                                                  Primary
                                                  Responsibility      Status
MAJOR LOAN DOCUMENTS.  The following,
in each case duly executed by all parties,
as appropriate

1.Credit Agreement                                    L&W
Schedule 1.1A     Revolving Commitments               NB
Schedule 1.1B     Lender Information                  NB/L&W
Schedule 1.1D     Existing Liens                      Borrower
Schedule 3.1.2    Closing Documents                   L&W
Schedule 4.1      Organization of Borrower            Borrower
                  and Subsidiaries
Schedule 4.5      Material Litigation                 Borrower
Schedule 9.5      Borrower Information                Borrower
Exhibit A-1       Form of Revolving Loan Note         L&W
Exhibit A-3       Form of Bid Loan Notes              L&W
Exhibit B         Form of Designation Agreement
Exhibit E-1       Form of Notice of Borrowing         L&W
Exhibit E-3       Form of Notice of                   L&W
                  Conversion/Continuation
Exhibit E-4       Form of Bid Loan Quote Request      L&W
Exhibit E-5       Form of Bid Loan Quote              L&W
Exhibit E-7       Form of Notice of Responsible       L&W
                  Officer
Exhibit F-1       Form of Secretary's Certificate     L&W
Exhibit F-3       Form of Closing Officer's           L&W
                  Certificate
Exhibit F-6       Form of Compliance Certificate      L&W
Exhibit G         Form of Opinion of Borrower's       L&W
                  Counsel
Exhibit H         Form of Assignment and Assumption   L&W


                                                  Primary
                                                  Responsibility      Status
2. Notes for all Lenders                              L&W

CHARTER DOCUMENTATION AND CERTIFICATES. The following, in the case of certificates and the like duly executed by the parties specified herein or therein:

3. For each of the following Persons, as of a         Borrower
recent date, the charter or articles of
incorporation, as amended, certified by
the appropriate Governmental Authority of its
jurisdiction of its formation, and good standing
certificates by the appropriate Governmental
Authorities of its jurisdiction of
formation and of each other jurisdiction listed
below:


  Company   Jurisdiction of   Other Jurisdiction
              Formation

Borrower        Colorado            none              [LPSL]/
                                                      Borrower


[Subsidiaries]    --                 --

4. For the Borrower, a certificate dated the          [LPSL]/
Closing Date, substantially in the form of            Borrower
Exhibit F-1, including all exhibits

5. For the Borrower, an Officer's Closing             [LPSL]/
Certificate, substantially in the form of             Borrower
Exhibit F-3

6. For the Borrower, a Notice of Responsible          [LPSL]/
Officers, substantially in the form of Exhibit        Borrower
E-7

LEGAL OPINIONS. Favorable legal opinions dated the Closing
Date:

7. Of counsel to the Borrower, addressed to the       [LPSL]
Agent and the Lenders in substantially the form
of Exhibit G-1

8. Of Borrower's Colorado counsel, addressed to       [DG&S]
counsel to the Borrower

9. Of Latham & Watkins, counsel to the Agent,           L&W
addressed to the Agent and the Lenders in form
and substance satisfactory to the Agent.

                                   6

SCHEDULE 4.1

ORGANIZATION OF BORROWER AND SUBSIDIARIES
            Nordstrom Credit, Inc.
Borrower/Subsidiary          Form and State of Organization

Nordstrom Credit, Inc.          a Colorado corporation

No subsidiaries                         N/A

SCHEDULE 4.5

MATERIAL LITIGATION
Nordstrom Credit, Inc.

None

SCHEDULE 9.5

BORROWER INFORMATION
Nordstrom Credit, Inc.

Address for Notices:

Nordstrom Credit, Inc.
13531 E. Caley
Englewood, CO 80111
Fax:  (303) 397-4775
Phone:  (303) 397-4700
Attention:  Ms. Carol R. Simonson

Borrower Account (for the funding of Loans): Account # [               ]
                                                        ---------------

PROMISSORY NOTES AND MISCELLANEOUS EXHIBITS TO CREDIT
AGREEMENT

Exhibit A-1 Form of Revolving Loan Note
Exhibit A-3 Form of Bid Loan Note
Exhibit B Form of Designation Agreement
Exhibit E-1 Form of Notice of Borrowing
Exhibit E-3 Form of Notice of Conversion/Continuation
Exhibit E-4 Form of Bid Loan Quote Request
Exhibit E-5 Form of Bid Loan Quote
Exhibit E-7 Form of Notice of Responsible Officers
Exhibit F-1 Form of Secretary's Certificate
Exhibit F-3 Form of Closing Officer's Certificate
Exhibit F-6 Form of Compliance Certificate
Exhibit G Form of Opinion of Borrower's Counsel
Exhibit H Form of Assignment and Assumption

EXHIBIT A-1
FORM OF
REVOLVING LOAN NOTE

$[insert amount in figures]1                          Denver, Colorado
                                                       July [  ], 1997

FOR VALUE RECEIVED, the undersigned, NORDSTROM CREDIT, INC., a Colorado corporation (the "Borrower"), hereby promises to pay to the order of [insert name of Lender], a [insert organizational status] (the "Lender"), for the account of its Applicable Lending Office, the lesser of (i) the principal sum of [insert amount in all capitalized words] ($[insert amount in figures])2, or
(ii) the aggregate unpaid principal amount of the Revolving Loans (the "Loans") made by the Lender to the Borrower under the Credit Agreement referred to below, on the dates and in the amounts set forth in the Credit Agreement. The Borrower further promises to pay interest on the unpaid principal amount of each such Loan from time to time outstanding on the dates and at the rates specified in the Credit Agreement.

This Revolving Loan Note (the "Note") is one of the Revolving Loan Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of July 24, 1997 (as the same may be amended, supplemented, replaced, renewed or otherwise modified from time to time, the "Credit Agreement"), by and among the Borrower, each of the banks and other financial institutions that either now or in the future are parties thereto as lenders (including the Lender, the "Lenders"), certain Managing Agents and NATIONSBANK OF TEXAS, N.A., a national banking association, in its capacity as administrative agent on behalf of the Lenders (in such capacity, the "Agent"), to which reference is hereby made for a more complete statement of the terms and conditions on which the Loans evidenced hereby are made and are to be repaid. The Credit Agreement provides for, among other things, the acceleration of the maturity hereof upon the occurrence of certain events and for voluntary and mandatory prepayments under certain circumstances and upon certain terms and conditions.

Terms with initial capital letters used but not defined herein have the meanings assigned to them in the Credit Agreement. All payments due hereunder shall be made to the Agent at the time and place, in the type of funds, and in the manner set forth in the Credit Agreement, without any deduction whatsoever, including, without limitation, any deduction for any set-off, recoupment, counterclaim or Taxes. The Borrower hereby waives diligence, presentment, demand, protest, notice of dishonor and all other demands and notices in connection with the execution, delivery, performance or enforcement of this Note, except as otherwise set forth in the Credit Agreement.

The Lender is authorized (but not obligated) to endorse on the Schedule hereto, or on a continuation thereof, each Loan made by the Lender and each

- ---------------------------
1   Insert amount of Revolving Commitment of Lender.
2   Insert amount of Revolving Commitment of Lender.

                                   A-1-1
payment or prepayment with respect thereto. The Borrower promises to pay all costs and expenses, including attorneys' fees and disbursements, incurred in the collection or enforcement hereof.

Except as permitted by Section 9.6 of the Credit Agreement, this Note may not be assigned to any Person.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO. THE BORROWER AND, BY ACCEPTANCE HEREOF, THE LENDER WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS NOTE OR ANY ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.

NORDSTROM CREDIT, INC.,
a Colorado corporation



By:
Name:
Title:

                                   A-1-2

SCHEDULE
REVOLVING LOAN NOTE

                                                  Amount of
Date    Type and         Interest     Interest   Principal Paid   Unpaid Principal    Notation
      Amount of Loan      Period        Rate       or prepaid      Amount of Note      Made By



                                   A-2-1

EXHIBIT A-3
FORM OF
BID LOAN NOTE

Denver, Colorado
July [   ], 1997


FOR VALUE RECEIVED, the undersigned, NORDSTROM CREDIT, INC., a Colorado corporation (the "Borrower"), hereby promises to pay to the order of [insert name of Lender], a [insert organizational status] (the "Lender"), for the account of its Domestic Lending Office, the aggregate unpaid principal amount of all Bid Loans (the "Loans") made by the Lender to the Borrower under the Credit Agreement referred to below, on the dates and in the amounts set forth in the Credit Agreement. The Borrower further promises to pay interest on the unpaid principal amount of each such Loan from time to time outstanding on the dates and at the rates specified in the Credit Agreement.

This Bid Loan Note (the "Note") is one of the Bid Loan Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of July 24, 1997 (as the same may be amended, supplemented, replaced, renewed or otherwise modified from time to time, the "Credit Agreement"), by and among the Borrower, each of the banks and other financial institutions that either now or in the future are parties thereto as lenders (including the Lender, the "Lenders"), certain Managing Agents and NATIONSBANK OF TEXAS, N.A., a national banking association, in its capacity as administrative agent on behalf of the Lenders (in such capacity, the "Agent"), to which reference is hereby made for a more complete statement of the terms and conditions on which the Loans evidenced hereby are made and are to be repaid. The Credit Agreement provides for, among other things, the acceleration of the maturity hereof upon the occurrence of certain events and for voluntary and mandatory prepayments under certain circumstances and upon certain terms and conditions.

Terms with initial capital letters used but not defined herein have the meanings assigned to them in the Credit Agreement. All payments due hereunder shall be made to the Agent at the time and place, in the type of funds, and in the manner set forth in the Credit Agreement, without any deduction whatsoever, including, without limitation, any deduction for any set-off, recoupment, counterclaim or Taxes. The Borrower hereby waives diligence, presentment, demand, protest, notice of dishonor and all other demands and notices in connection with the execution, delivery, performance or enforcement of this Note, except as otherwise set forth in the Credit Agreement.

The Lender is authorized (but not obligated) to endorse on the Schedule hereto, or on a continuation thereof, each Loan made by the Lender and each payment or prepayment with respect thereto. The Borrower promises to pay all costs and expenses, including attorneys' fees and disbursements, incurred in the collection or enforcement hereof.


                                   A-3-1

Except as permitted by Section 9.6 of the Credit Agreement, this Note may not be assigned to any Person.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO. THE BORROWER AND, BY ACCEPTANCE HEREOF, THE LENDER WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS NOTE OR ANY ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.

NORDSTROM CREDIT, INC.,
a Colorado corporation



By:
Name:
Title:


                                   A-3-2

SCHEDULE
BID LOAN NOTE


                                                   Amount of
           Type and       Interest    Interest   Principal Paid   Unpaid Principal   Notation
Date     Amount of Loan    Period       Rate       or Prepaid      Amount of Note    Made By





EXHIBIT B

FORM OF DESIGNATION AGREEMENT

Dated        , 19


Reference is made to the Credit Agreement dated as of July 24, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Nordstrom Credit, Inc., a Colorado corporation (the "Borrower"), the Lenders parties thereto, and NationsBank of Texas, N.A., as Agent (the "Agent") for the Lenders. Terms defined in the Credit Agreement are used herein with the same meaning.

[NAME OF DESIGNOR] (the "Designor"), [NAME OF DESIGNEE] (the "Designee"), the Agent and the Borrower agree as follows:

1. The Designor hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Bid Loans pursuant to
Section 2.2 of the Credit Agreement.

2. Except as set forth in Section 7 below, the Designor makes no representation or warranty and assumes no responsibility pursuant to this Designation Agreement with respect to (a) any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument and document furnished pursuant thereto and (b) the financial condition of the Borrower or any Loan Party or the performance or observance by the Borrower or any Loan Party or any of their respective obligations under any Loan Document or any other instrument or document furnished pursuant thereto. (It is acknowledged that the Designor may make representations and warranties of the type described above in other agreements to which the Designor is a party).

3. The Designee (a) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 4.3 of the Credit Agreement or delivered pursuant to Section 5.1 thereof prior to the date hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (b) agrees that it will, independently and without reliance upon the Agent, the Designor or any other Lender Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or the other Loan Documents; (c) appoints and authorizes the Agent to take such actions on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement or the other Loan Documents are required to be performed by it as a Lender; and (e) specifies as its address for notices the office set forth beneath its name on the signature pages hereof.

4. The Designee hereby appoints Designor as Designee's agent and attorney in fact, and grants to Designor an irrevocable power of attorney, to deliver and receive all communications and notices under the Credit Agreement and the other Loan Documents and to exercise on Designee's behalf all rights to vote and to grant and make approvals, waivers, consents or amendments to or under the Credit Agreement or the other Loan Documents. Any document executed by the Designor on the Designee's behalf in connection with the Credit Agreement or other Loan Documents shall be binding on the Designee. The Borrower, the Agent and each of the Lenders may rely on and are beneficiaries of the preceding provisions of this Section 5.

5. Following the execution of this Designation Agreement by the Designor and its Designee, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Designation Agreement (the "Effective Date") shall be the date of acceptance hereby by the Agent, unless otherwise specified on the signature page hereto.

6. Neither the Agent nor the Borrower shall institute or join any other person in instituting against the Designee any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and a day after the Maturity Date of the Credit Agreement.

[ Optional Provision:    .  The Designor unconditionally agrees to pay or
reimburse the Designee for, and save the Designee harmless against, all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed or asserted by any of the parties to the Loan Documents against the Designee, in its capacity as such, in any way relating to or arising out of this Designation Agreement or any other Loan Documents or any action taken or omitted by the Designee hereunder or thereunder, provided that the Designor shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Designee's gross negligence or willful misconduct.]

7. Upon such acceptance and recording by the Agent, as of the Effective Date, the Designee shall be a party to the Credit Agreement with a right to make Bid Loans as a Lender pursuant to Section 2.2 of the Credit Agreement and the rights and obligations of a Lender related thereto.

8. THIS DESIGNATION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF COLORADO.

9. This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Designation Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Designation Agreement.

IN WITNESS WHEREOF, the Designor and the Designee, intending to be legally bound, have caused this Designation Agreement to be executed by their officers thereunto duly authorized as of the date first above written.

Effective Date:              , 19

[NAME OF DESIGNOR], as Designor


By:
Title:


[NAME OF DESIGNEE], as Designee


By:
Title:


Applicable Lending Office (and address for notices):

[ADDRESS]

Accepted this     day of
             , 1997

[AGENT], as Agent

By:
Title:



[BORROWER]

By:
Title:

EXHIBIT E-1
FORM OF
NOTICE OF BORROWING

TO:  NATIONSBANK OF TEXAS, N.A., as Agent
     901 Main Street
     13th Floor
     Dallas, Texas 75202
     Attention: Molly Oxford

Reference is hereby made to the Credit Agreement, dated as of July 24, 1997 (as the same may be amended, supplemented, replaced, renewed or otherwise modified from time to time, the "Credit Agreement"), by and among NORDSTROM CREDIT, INC., a Colorado corporation (the "Borrower"), each of the banks and other financial institutions that either now or in the future are parties thereto as lenders (the "Lenders"), certain Managing Agents and NATIONSBANK OF TEXAS, N.A., a national banking association, in its capacity as administrative agent on behalf of the Lenders (in such capacity, the "Agent"). Terms with initial capital letters used but not defined herein have the meanings assigned to them in the Credit Agreement.

Pursuant to Article 2 of the Credit Agreement:

1. The Borrower hereby requests to borrow Revolving Loans in the aggregate principal amounts and types as follows (the "Loans"): (a) Euro-Dollar Rate
Loans in the amount of $              on           ,1           [with an
Interest Period of             2] ; and (b) Base Rate Loans in the amount of $
on              ,     3; and

2. The Borrower hereby represents and warrants as follows:

(a) All of the representations and warranties contained in Article 4 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof and shall be true and correct in all material respects on and as of each Funding Date proposed herein as though made on and as of each such date (except, in each case, to the extent that such representations and warranties expressly were made only as of a specific date);

(b) No Default or Event of Default exists or would result from the making of the Loans; and

- ----------------------------
1   Must be a Business Day.
2   For Euro-Dollar Rate Loans.  With respect to each Euro-Dollar Rate Loan, permissible Interest Periods are periods of one, two, three or six months.
3   Must be a Business Day.

                                   E-1-1

(c) All other conditions to borrowing set forth in Section 3.2 of the Credit Agreement are satisfied.

Date:              ,

NORDSTROM CREDIT, INC.,
a Colorado corporation


By:                          4
Name:
Title:


- ----------------------------
4   Must be a Responsible Officer.

                                   E-1-2

EXHIBIT E-3


FORM OF
NOTICE OF CONVERSION/CONTINUATION


TO:NATIONSBANK OF TEXAS, N.A., as Agent
901 Main Street
13th Floor
Dallas, Texas 75202
Attention: Molly Oxford

Reference is hereby made to the Credit Agreement, dated as of July 24, 1997 (as the same may be amended, supplemented, replaced, renewed or otherwise modified from time to time, the "Credit Agreement"), by and among NORDSTROM CREDIT, INC., a Colorado corporation (the "Borrower"), each of the banks and other financial institutions that either now or in the future are parties thereto as lenders (the "Lenders"), certain Managing Agents and NATIONSBANK OF TEXAS, N.A., a national banking association, in its capacity as administrative agent on behalf of the Lenders (in such capacity, the "Agent"). Terms with initial capital letters used but not defined herein have the meanings assigned to them in the Credit Agreement.

Pursuant to Article 2 of the Credit Agreement:

[FOR CONVERSION OF BASE RATE INTO EURO-DOLLAR RATE]

Effective as of            ,       , the Borrower hereby requests to convert
$            of presently outstanding Base Rate Loans on             ,
into Euro-Dollar Rate Loans with an Interest Period of [one/two/three/six] months[s].

[FOR CONVERSION OF EURO-DOLLAR RATE INTO BASE RATE]

Effective as of            ,      , the Borrower hereby requests to convert
$         of presently outstanding Euro-Dollar Rate Loans with an Interest
Period of [one/two/three/six] months[s], expiring on           ,        into
Base Rate Loans.

[FOR CONTINUATION OF EURO-DOLLAR RATE]

                                   E-3-1

Effective as of          ,      , the Borrower hereby requests to continue
$            continue of presently outstanding Euro-Dollar Rate Loans with an
Interest Period of        expiring on           ,         as Euro-Dollar Rate
Loans with an Interest Period of [one/two/three/six] month[s].

Date:          ,

NORDSTROM CREDIT, INC.,
a Colorado corporation


By:                     1
Name:
Title:



- --------------------------
1   Must be a Responsible Officer.
                                   E-3-2

EXHIBIT E-4

FORM OF
BID LOAN QUOTE REQUEST

TO:  NATIONSBANK OF TEXAS, N.A., as Agent
13th Floor
901 Main Street
Dallas, Texas 75202
Attention:  Molly Oxford

Reference is hereby made to the Credit Agreement, dated as of July 24, 1997 (as the same may be amended, supplemented, replaced, renewed or otherwise modified from time to time, the "Credit Agreement"), by and among NORDSTROM CREDIT, INC., a Colorado corporation (the "Borrower"), each of the banks and other financial institutions that either now or in the future are parties thereto as lenders (the "Lenders"), certain Managing Agents and NATIONSBANK OF TEXAS, N.A., a national banking association, in its capacity as administrative agent on behalf of the Lenders (in such capacity, the "Agent"). Terms with initial capital letters used but not defined herein have the meanings assigned to them in the Credit Agreement.

Pursuant to Section 2.2 of the Credit Agreement:

1. The Borrower hereby gives notice that it requests Bid Loan Quotes for the following proposed Bid Loan Borrowing(s) 1:


Funding Date <F2>               Amount <F3>             Interest Period <F4>




- ---------------------------

<F1>
1   Up to three.
<F2>
2   Must be a Business Day.
<F3>
3  Each amount must be at least $10,000,000 and a multiple of $1,000,000.
<F4>
4 A period of not less than 7 and not more than 30 days after the Funding Date and ending on a Business Day.

                                   E-4-1

2. The Borrower hereby represents and warrants as follows:

(a) All of the representations and warranties contained in Article 4 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof and shall be true and correct in all material respects on and as of each Funding Date proposed herein as though made on and as of each such date (except, in each case, to the extent that such representations and warranties expressly were made only as of a specific date);

(b) No Default or Event of Default exists or would result from the Bid Loan Borrowing(s); and

(c) All other conditions to borrowing set forth in Section 3.2 of the Credit Agreement are satisfied.

Date:          ,

NORDSTROM CREDIT, INC.,
a Colorado corporation

By:                       5
Name:
Title:


- --------------------
5   Must be a Responsible Officer.
                                   E-4-2

EXHIBIT E-5

FORM OF
BID LOAN QUOTE

TO:  NATIONSBANK OF TEXAS, N.A., as Agent
     901 Main Street
     13th Floor
     Dallas, Texas 75202
     Attention:  Molly Oxford

Reference is hereby made to the Credit Agreement, dated as of July 24, 1997 (as the same may be amended, supplemented, replaced, renewed or otherwise modified from time to time, the "Credit Agreement"), by and among NORDSTROM CREDIT, INC., a Colorado corporation (the "Borrower"), each of the banks and other financial institutions that either now or in the future are parties thereto as lenders (the "Lenders"), certain Managing Agents and NATIONSBANK OF TEXAS, N.A., a national banking association, in its capacity as administrative agent on behalf of the Lenders (in such capacity, the "Agent"). Terms with initial capital letters used but not defined herein have the meanings assigned to them in the Credit Agreement.

In response to the Borrower's Bid Loan Quote Request dated         ,
(the "Bid Loan Quote Request"), we hereby make the following Bid Loan Quote(s) on the following terms:

1. Quoting Bank:

2. Person to contact at Quoting Bank:

3. We hereby offer to make Bid Loan(s) in the following principal amount[s], for the following Interest Period(s) and at the following rate(s):


Funding Date <F1>    Amount <F2>    Interest Period <F3>      Quote <F4>




- -------------------

<F1>
1    As specified in the Bid Loan Quote Request.
<F2>
2   The principal amount bid for each Interest Period may not exceed the principal amount requested. Bids must be made for at least $2,000,000 and a multiple of $1,000,000.
<F3>
3   As specified in the Bid Loan Quote Request.
<F4>
4   Specify rate of interest per annum ([quoted on an "all-in basis and]
rounded to the nearest 1/10,000 of 1%).

                                   E-5-1

We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate(s) us to make the Bid Loan(s) for which any offer(s) are accepted, in whole or in part, subject to the third sentence of Section
2.2.2.2 of the Credit Agreement.

Date:           ,





By:                        5
Name:
Title:



- ----------------------
5   Must be an authorized officer.
                                   E-5-2

EXHIBIT E-7


FORM OF
NOTICE OF RESPONSIBLE OFFICERS

TO:  NATIONSBANK OF TEXAS, N.A., as Agent
     901 Main Street
     13th Floor
     Dallas, Texas 75202
     Attention:  Molly Oxford

Reference is hereby made to the Credit Agreement, dated as of July 24, 1997 (as the same may be amended, supplemented, replaced, renewed or otherwise modified from time to time, the "Credit Agreement"), by and among NORDSTROM CREDIT, INC., a Colorado corporation (the "Borrower"), each of the banks and other financial institutions that either now or in the future are parties thereto as lenders (the "Lenders"), certain Managing Agents and NATIONSBANK OF TEXAS, N.A., a national banking association, in its capacity as administrative agent on behalf of the Lenders (in such capacity, the "Agent"). Terms with initial capital letters used but not defined herein have the meanings assigned to them in the Credit Agreement.

The Borrower hereby designates the following individuals as Responsible Officers, authorized to request and take other actions with respect to Loans on behalf of the Borrower and certifies that the signatures and telephone numbers of those individuals are as follows:

Name            Office            Signature            Phone No.




The Agent is hereby authorized to rely on this Notice of Responsible Officers unless and until a new Notice of Responsible Officers is received by it, irrespective of whether any of the information set forth herein shall have become inaccurate or false. Additional persons may be designated as Responsible Officers, or the designation of any person may be revoked, at any time, by subsequent Notices of Responsible Officers signed by any person who purports to be a Senior Officer of the Borrower.


                                   E-7-1

The foregoing supersedes any Notice of Responsible Officers presently in effect under the Credit Agreement.

Date: ____________, _____

NORDSTROM CREDIT, INC.,
a Colorado corporation

By:                       1
Name:
Title:

- --------------------
1   Must be a Senior Officer.
                                   E-7-2

EXHIBIT F-1

FORM OF
SECRETARY'S CERTIFICATE

TO:  NATIONSBANK OF TEXAS, N.A., as Agent
     901 Main Street
     13th Floor
     Dallas, Texas 75202
     Attention: [     ]

Reference is hereby made to the Credit Agreement, dated as of July 24, 1997 (as the same may be amended, supplemented, replaced, renewed or otherwise modified from time to time, the "Credit Agreement"), by and among NORDSTROM CREDIT, INC., a Colorado corporation (the "Borrower"), each of the banks and other financial institutions that either now or in the future are parties thereto as lenders (the "Lenders"), certain Managing Agents and NATIONSBANK OF TEXAS, N.A., a national banking association, in its capacity as administrative agent on behalf of the Lenders (in such capacity, the "Agent"). Terms with initial capital letters used but not defined herein have the meanings assigned to them in the Credit Agreement.

Pursuant to Section 3.1 of the Credit Agreement, the undersigned hereby certifies that he or she is the duly appointed, qualified and acting Secretary of the Borrower and hereby further certifies as follows:

1. Attached as Exhibit A is a true, correct and complete copy of the Bylaws of the Borrower, including all amendments, as in effect on the date hereof.

2. Attached as Exhibit B is a true, correct and complete copy of the resolutions duly and validly adopted by the Board of Directors of the Borrower
on          ,      .  Such resolutions have not been amended or modified and
are in full force and effect in the form adopted and are the only resolutions adopted by the Board of Directors or by any committee of, or designated by, the Board of Directors relating to the Credit Agreement.

3. There have been no changes in the articles of incorporation of the Borrower since the date of the certification thereof by the Secretary of State of its jurisdiction of incorporation, as it is being delivered to the Agent on the date hereof.

                                   F-1-1

4. Attached as Exhibit C is a true, correct and complete copy of the Investment Agreement, including all amendments, as in effect on the date hereof.

Date:  July      , 1997




Name:  [Karen E. Purpur]


The undersigned certifies that he or she is the duly appointed, qualified and acting President of the Borrower and further certifies that [Karen E. Purpur] is the duly appointed, qualified and acting Secretary of the Borrower and that the signature set forth above is his or her genuine signature.

Date: July      , 1997




Name:

                                   F-1-2

EXHIBIT F-3

FORM OF
OFFICER'S CLOSING CERTIFICATE

TO:  NATIONSBANK OF TEXAS, N.A., as Agent
     901 Main Street
     13th Floor
     Dallas, Texas 75202
     Attention: [              ]

Reference is hereby made to the Credit Agreement, dated as of July 24, 1997 (as the same may be amended, supplemented, replaced, renewed or otherwise modified from time to time, the "Credit Agreement"), by and among NORDSTROM CREDIT, INC., a Colorado corporation (the "Borrower"), each of the banks and other financial institutions that either now or in the future are parties thereto as lenders (the "Lenders"), certain Managing Agents and NATIONSBANK OF TEXAS, N.A., a national banking association, in its capacity as administrative agent on behalf of the Lenders (in such capacity, the "Agent"). Terms with initial capital letters used but not defined herein have the meanings assigned to them in the Credit Agreement.

Pursuant to Section 3.1 of the Credit Agreement, the undersigned hereby certifies that he is the President of the Borrower and hereby further certifies as follows:

1. I have carefully reviewed the terms of the Loan Documents to which the Borrower is a party and have made, or caused to be made, such review of the Borrower and its business affairs as I have considered necessary for the purposes of preparing this Certificate.

2. I have carefully prepared and reviewed the contents of this Certificate and have conferred with counsel for the Borrower for the purpose of discussing the meaning of any provisions hereof that I desired to have clarified.

3. All representations and warranties of the Borrower contained in the Loan Documents to which the Borrower is a party are true and correct in all Material respects as of the date hereof as if made on such date.

4. No Default or Event of Default exists on and as of the date hereof or would result from the making of the Loans on the Closing Date.


                                   F-3-1

5. All of the conditions precedent set forth in Section 3.1 of the Credit Agreement have been satisfied (assuming for purposes of this paragraph 5 that those matters required to be satisfactory to the Agent are satisfactory to the Agent).

Date:  July      , 1997




Name:
Title:  President


                                   F-3-2

EXHIBIT F-6


FORM OF
COMPLIANCE CERTIFICATE


TO:  NATIONSBANK OF TEXAS, N.A., as Agent
     901 Main Street
     13th Floor
     Dallas, Texas 75202
     Attention: Molly Oxford

Reference is hereby made to the Credit Agreement, dated as of July 24, 1997 (as the same may be amended, supplemented, replaced, renewed or otherwise modified from time to time, the "Credit Agreement"), by and among NORDSTROM CREDIT, INC., a Colorado corporation (the "Borrower"), THE BANKS AND OTHER FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTIES THERETO AS LENDERS (the "Lenders"), certain MANAGING AGENTS and NATIONSBANK OF TEXAS, N.A. (the "Agent Bank," as agent and representative for the Lenders (in such capacity the Agent Bank or any successor in such capacity is referred to herein as the "Agent"). Terms with initial capital letters used but not defined herein have the meanings assigned to them in the Credit Agreement.

This Compliance Certificate is being delivered pursuant to Section 5.1.5 of the Credit Agreement and relates to certain financial statements of the Borrower (the "Financial Statements") as of and for periods ended (the "Financial Statement Date"). The undersigned is the [Chief Financial Officer/President] of the Borrower, and hereby further certifies as of the date hereof, in [his/her] capacity as an officer of the Borrower, as follows:

1. I have reviewed the terms of the Loan Documents and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by the Financial Statements to make the statements contained in this Compliance Certificate. I have also made such inquiries as have been necessary of other officers of the Borrower in order to complete this Compliance Certificate.

2. Such review has not disclosed the existence of any Default or Event of Default during such accounting period or as of the Financial Statement Date and I do not have knowledge of the existence, as at the date of this certificate, of any Default or Event of Default[, except as follows: 1].

I hereby further certify as of the Financial Statement Date, in my capacity as
- ------------------------
1   Specify the nature and period of existence of each Default or Event of
Default (if any) and what action the Borrower has taken, is taking, or proposes to take with respect thereto.

                                   F-6-1
an officer of the Borrower, as follows 2:


I. Section 6.3.1 Minimum Coverage Ratio for Fiscal Quarter

A. Income Available for Fixed Charges for Fiscal Quarter

1. Net earnings of Borrower and its Subsidiaries for Fiscal Quarter

2. Fixed Charges <F3> for Fiscal Quarter

3. Provision for income Taxes for Fiscal Quarter for Borrower and its Subsidiaries

4. Income Available for Fixed Charges <F4>

B. Coverage Ratio for Fiscal quarter <F5>

C. Minimum Coverage Ratio
1.25

II. Section 6.3.2 Ratio of Senior Debt to Adjusted Tangible Net Worth as of
Financial
Statement Date

A. Senior Debt of the Borrower as of Financial Statement Date

1. Debt <F6> of the Borrower and its Subsidiaries as of Financial Statement Date

2. Subordinated Debt of the Borrower and its Subsidiaries as of Financial Statement Date <F7>

3. Total Senior Debt for purposes of this ratio <F8>

B. Adjusted Tangible Net Worth as of Financial Statement Date

1. Stockholder's equity of the Borrower and its

- -----------------------------------------

<F2>
2   All accounting terms used herein shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with Section 1.2.3 of the Credit Agreement.
<F3>
3   Total interest expenses of Borrower and its Subsidiaries with respect to all Liabilities (where "Liabilities" means all liabilities of Borrower and its Subsidiaries that have been or would properly be classified as liabilities on the balance sheet of the Borrower and the Subsidiaries, whether paid or accrued)
<F4>
4   Sum of II.A.1, II.A.2 plus II.A.3
<F5>
5   Ratio of II.A.4 to II.A.2
<F6>
6   As defined in the Credit Agreement
<F7>
7   "Subordinated Debt" means, at any time, all Debt of the Borrower and its
Subsidiaries for borrowed money outstanding at such time that, by its terms, is subordinated both in time and right of payment to the prior payment in full in cash of all trade credit and of the Obligations.
<F8>
8   III.A.1 minus III.A.2

                                   F-6-2


Subsidiaries as of Financial Statement Date

2. Total Intangible Assets <F9> of the Borrower and its
Subsidiaries as of Financial Statement Date

3. Tangible Net Worth as of Financial Statement
Date <F10>

C. Adjusted Tangible Net Worth for purposes of this ratio <F11>

D. Ratio of Senior Debt to Adjusted Tangible Net Worth <F12>

E. Maximum permitted ratio of Senior Debt to Adjusted               7.0 to 1.0
Tangible Net Worth


The undersigned has executed this Officers' Certificate as of the       th day
of               ,      .




Name:
Title:  [Chief Financial Officer/President]

- ----------------------

<F9>
9   "Intangible Assets" means, to the extent reflected in stockholder's equity, all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or development expenses and other intangible assets of the Borrower and its Subsidiaries.
<F10>
10   III.B.1 minus III.B.2
<F11>
11   Sum of III.A.2 plus III.B.3
<F12>
12   Ratio of III.A.3 to III.C

                                   F-6-3

EXHIBIT G

FORM OF OPINION OF
BORROWER'S COUNSEL



July 24, 1997






NationsBank of Texas, N.A., as Agent
901 Main Street
13th Floor
Dallas, Texas 75202

Re: Nordstrom Credit, Inc. -- Credit Agreement dated as of July 24, 1997

Ladies and Gentlemen:

We have acted as counsel to Nordstrom Credit, Inc., a Colorado corporation (the "Borrower"), in connection with the preparation of:

(i) the Credit Agreement dated as of July 24, 1997 (the "Credit Agreement") by and among the Borrower, the Lenders thereunder (the "Lenders"), certain Managing Agents and NationsBank of Texas, N.A., as the agent (the "Agent") and a Lender,

(ii) the Notes dated July 24, 1997 made by the Borrower payable to the order of each Lender; and

(iii) all other documents or instruments related to the loans contemplated under the Credit Agreement.

Each capitalized term used and not defined herein shall have the meaning assigned to that term in the Credit Agreement. The Credit Agreement and the Notes are collectively referred to as the "Loan Documents."

We have assumed with your permission that:

(a) The signatures on all documents examined by us are genuine, all individuals executing such documents had all requisite legal capacity and competency and (except in the case of documents signed on behalf of the Borrower and its Subsidiaries) were duly authorized, the documents submitted to us as originals are authentic and the documents submitted to us as certified or reproduction copies conform to the originals;
and

(b) The Lenders have all requisite power and authority to execute, deliver and perform their obligations under each of the Loan Documents to which they are a party, the execution and delivery of such Loan Documents by the Lenders and performance of such obligations by the Lenders have been duly authorized by all necessary action and such Loan Documents are legal, valid and binding obligations of the Lenders, enforceable against them in accordance with their respective terms.

In rendering this opinion, we have made such inquiries and examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, certificates, instruments and other documents as we have considered necessary or appropriate for purposes of this opinion. As to certain factual matters, we have relied upon certificates of officers of the Borrower or certificates obtained from public officials.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The Borrower has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Colorado, and has all requisite power and authority to execute, deliver and perform its obligations under the Loan Documents and to own or lease the properties owned or leased by it.

2. Borrower is duly qualified as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of any of its business makes such qualification necessary.

3. The execution and delivery of the Loan Documents by the Borrower and the performance of its obligations thereunder have been duly authorized by all necessary corporate action of the Borrower, and the Loan Documents have each been duly executed and delivered by the Borrower.

4. Each of the Loan Documents constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

5. The Borrower is not an "investment company" or a company "controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended.

6. The execution, delivery and performance by the Borrower of the Loan Documents do not and will not (A) violate or conflict with any provision of the charter or bylaws of the Borrower, or, to the best of our knowledge, any order, judgment, injunction or decree of any court or other agency of government binding on the Borrower, (B) conflict in any material respect with, result in a material breach of or constitute a material default under any Contractual Obligation of the Borrower identified to us by officers of the Borrower as material, or (C) result in or require the creation or imposition of any Lien upon any of the Borrower's assets.

7. The execution and delivery by the Borrower of the Loan Documents on the Closing Date, and the incurrence and repayment of Debt by the Borrower pursuant to the Loan Documents do not violate any law or regulation of the State of Colorado or the United States of America applicable to the Borrower, which, in our experience, is generally applicable to transactions in the nature of those contemplated by the Loan Documents, or require any action by or in respect of, or filing with, any governmental body, agency or official, or any authorization, consent, waiver or approval, order, judgment or decree of any federal or Colorado governmental authority, court or regulatory body (other than those that have been obtained).

8. There is no action, suit or proceeding pending or, to the best of our knowledge, threatened against or affecting the Borrower or any of its Subsidiaries of the nature described in Section 4.5 of the Credit Agreement or in which an injunction or order has been entered preventing or adversely affecting the making of the Loans, or the consummation of the transactions contemplated by any of the Loan Documents.

9. The Borrower and all members of any Controlled Group of which the Borrower is a member have fulfilled their obligations under the minimum funding standards of ERISA with respect to each Plan to which they are a party, and have not incurred any liability to the PBGC in connection with any Plan established or maintained by the Borrower or any member of any such Controlled Group.

The foregoing opinions are subject to the following exceptions, qualifications and limitations:

[Appropriate exceptions to be provided by Borrower's counsel]

This opinion is rendered to the Lenders and the Agent in connection with the Loan Documents and may not be relied upon by any person other than the Lenders and the Agent or by the Lenders and the Agent in any other context, provided that the Lenders and the Agent may provide this opinion (i) to bank examiners and other regulatory authorities should they so request or in connection with their normal examinations, (ii) to the independent auditors and attorneys of the Lenders or the Agent, (iii) pursuant to order or legal process of any court or governmental agency, (iv) in connection with any legal action to which the Lenders or the Agent are a party arising out of the transactions contemplated by the Loan Documents, or (v) to any proposed assignee or participant of any Lender. This opinion may not be quoted without the prior written consent of this firm.

Very truly yours,

EXHIBIT H

FORM OF
ASSIGNMENT AND ASSUMPTION

TO:  NATIONSBANK OF TEXAS, N.A., as Agent
     901 Main Street
     13th Floor
     Dallas, Texas 75202
     Attention: Molly Oxford

     Dated                ,

Reference is hereby made to the Credit Agreement, dated as of July 24, 1997 (as the same may be amended, supplemented, replaced, renewed or otherwise modified from time to time, the "Credit Agreement"), by and among NORDSTROM CREDIT, INC., a Colorado corporation (the "Borrower"), each of the banks and other financial institutions that either now or in the future are parties thereto as lenders (the "Lenders"), certain Managing Agents and NATIONSBANK OF TEXAS, N.A., a national banking association, in its capacity as administrative agent on behalf of the Lenders (in such capacity, the "Agent"). Terms with initial capital letters used but not defined herein have the meanings assigned to them in the Credit Agreement.

                                    (the "Assignor") and
(the
"Assignee) agree as follows:

1. Subject to Section 4 below, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor,
WITHOUT RECOURSE, a             % interest in and to all of the Assignor's
rights and obligations under the Credit Agreement and the other Loan Documents as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Assignor's Revolving Commitment as is in effect on the Effective Date, the Revolving Loans owing to the Assignor on the Effective Date, the Revolving Loan Note held by the Assignor, the Bid Loans owing to the Assignor on the Effective Date and the Bid Loan Note held by the Assignor.

2. The Assignor (a) represents and warrants that, as of the date hereof, its Revolving Commitment (without giving effect to assignments thereof which have
not yet become effective) is $                     ; (b) represents and
warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (c) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto; (d) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, Nordstrom or any of the Borrower's obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; (e) attaches the Revolving Loan Note referred to in paragraph 1 above and requests that the Agent exchange such note for new Revolving Loan Notes as follows: a Revolving Loan Note, dated
,       , in the principal amount of $                , payable to the
Assignor or order, and a Revolving Loan Note, dated                      ,
in the principal amount of $                  payable to the Assignee or
order; and (f) attaches the Bid Loan Note referred to in paragraph 1 above and requests that the Agent exchange such note for new Bid Loan Notes as follows:
a Bid Loan Note, dated                   ,       in the principal amount of $
payable to the Assignor or order, and a Bid Loan Note, dated
, 19   in the principal amount of $                 payable to the Assignee or
order.

3. The Assignee (a) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 4.3 of the Credit Agreement or delivered pursuant to Section 5.1 thereof prior to the date hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (b) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or the other Loan Documents; (c) appoints and authorizes the Agent to take such actions on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement or the other Loan Documents are required to be performed by it as a Lender; and (e) specifies as its address for notices the office set forth beneath its name on the signature pages hereof.

4. The effective date of this Assignment and Assumption shall be (a)
      or (b) the date on which all conditions set forth in Section 9.6.2 of the Credit Agreement have been satisfied, whichever is later (the "Effective
Date").13   This Assignment and Assumption shall be delivered to the Agent and the Borrower for acceptance and the fee required by Section 9.6.2 of the Credit Agreement shall be paid to the Agent.

5. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the other Loan Documents and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

6. From and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the other Loan Documents in respect of the interest assigned hereby (including all payments of principal, interest and Fees) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the other Loan Documents for periods prior to the Effective Date directly between themselves.

- -------------------------------
13   Such date shall be at least 1 Business Day after the delivery of this
Assignment and Assumption to the Agent and the Borrower.

7. THIS ASSIGNMENT AND ASSUMPTION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF COLORADO.

[NAME OF ASSIGNOR]



By:
Name:
Title:

Revolving Commitment after the Effective
Date: $

[NAME OF ASSIGNEE]


By:
Name:
Title:
Notice Address:
Revolving Commitment after the Effective
Date: $

Accepted this          day of
                ,


NATIONSBANK OF TEXAS, N.A., as Agent



By:
Name:
Title:


NORDSTROM CREDIT, INC.



By:
Name:
Title: